As filed with the Securities and Exchange Commission on November 3, 2005
Securities Act File No. 333-128591

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL LOGISTICS ACQUISITION CORPORATION
(Exact name of Registrant as specified in charter)

Delaware	6770	43-2089172
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
330 Madison Avenue, Sixth Floor
New York, NY 10017
(646) 495-5155
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Gregory E. Burns, CFA
President and Chief Executive Officer
Global Logistics Acquisition Corporation
330 Madison Avenue, Sixth Floor
New York, NY 10017
(646) 495-5155
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Cynthia M. Krus, Esq. Sutherland Asbill & Brennan LLP 1275 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 383-0100 (202) 637-3593 — Facsimile	Jeffrey R. Houle, Esq. Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1200 McLean, VA 22102 (703) 749-1300 (703) 714-8336 — Facsimile
      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:     ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:     ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                 , 2005
PRELIMINARY PROSPECTUS
$80,000,000
GLOBAL LOGISTICS ACQUISITION CORPORATION
10,000,000 Units
      Global Logistics Acquisition Corporation is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the transportation and logistics sector and related industries. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration or contemplation and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate for us.
      This is an initial public offering of our securities. Each unit we are offering consists of:

•	one share of our common stock; and

•	one warrant.
      Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our consummation of a business combination or                     , 2006, and will expire on                     , 2010, or earlier upon redemption.
      We have granted the underwriters a 45-day option to purchase up to 1,500,000 additional units solely to cover over-allotments, if any (over and above the 10,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.
      There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol                     on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading on a voluntary basis 20 days after the earlier of the expiration of the underwriters’ over-allotment option and the exercise in full by the underwriters of such option, provided we have filed with the Securities and Exchange Commission a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. For more information, see “Description of Securities — Units.” Once the securities comprising the units begin separate trading on a voluntary basis, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols                     and                     , respectively. We cannot assure that our securities will be so quoted, or, if quoted, will continue to be quoted on the OTC Bulletin Board.
      Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of the risks and other information that you should consider before making an investment in our securities.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting Discount and	Proceeds, before expenses,
	Public Offering Price	Commission	to us

Per unit	$8.00	$.50	$7.50
Total	$80,000,000	$5,000,000	$75,000,000
      Of the net proceeds we receive from this offering, approximately $72,400,000 ($7.24 per unit) will be deposited into a trust account at The Bank of New York.
      We are offering the units for sale on a firm-commitment basis. BB&T Capital Markets, a division of Scott & Stringfellow, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2005.

BB&T Capital Markets	EarlyBirdCapital, Inc.
Brean Murray & Co., Inc.
                    , 2005

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.
      This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

PROSPECTUS SUMMARY
      This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements, and the notes and schedules related thereto. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Global Logistics Acquisition Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.
      Unless we tell you otherwise, the term “business combination” as used in this prospectus means an acquisition of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the transportation and logistics sector and related industries. In addition, unless we tell you otherwise, the term “initial stockholder” as used in this prospectus refers to those persons that held shares of our common stock prior to the date of this prospectus. Further, unless we tell you otherwise, the term “public stockholder” as used in this prospectus refers to those persons that purchase the securities offered by this prospectus and any of our initial stockholders that purchase these securities either in this offering or afterwards provided that our initial stockholders’ status as “public stockholders” shall only exist with respect to those securities so purchased. Unless the context indicates otherwise, numbers in this prospectus have been rounded and are, therefore, approximate.
      We are a recently organized Delaware blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, or other similar business combination, one or more operating businesses in the transportation and logistics sector and related industries. To date, our efforts have been limited to organizational activities and activities relating to this offering.
      According to the 16th Annual State of Logistics Report released by the Council of Supply Chain Management Professionals in June 2005, total domestic transportation and logistics spending was approximately $1 trillion in 2004. We intend to target a cross section of the transportation and logistics sector and related industries, including both asset and non-asset-oriented companies, which are expected to include, but not be limited to, the following segments:

•	Expedited and ground shipping;

•	Freight forwarding;

•	Rail transportation;

•	Trucking; and

•	Warehousing, distribution and contract logistics.
      We believe that many transportation and third-party logistics markets remain highly fragmented, with numerous local, regional and national companies competing with or providing complementary services to a small number of global competitors. We believe that due to this fragmentation and segmentation there is a large universe of companies with strong niche market positions that lack the financial resources and operational expertise to maintain their market position and satisfy the growing needs of their customers.
      Our management, board of directors and our special advisor have extensive experience in the transportation and logistics industry, with over 125 years of combined industry and operational experience with many large transportation and logistics companies and investment banking firms focused on the transportation and logistics sector. We believe this background along with our proposed capital base, will be attractive to numerous target businesses seeking to respond to competitive forces within the industry.

      We believe that we are well positioned to identify and execute a successful business combination. Further, we believe that the following factors will enable us to achieve success in implementing both our acquisition and operating strategy:

•	Extensive network of relationships — The members of our management team, directors and special advisor have for years maintained and cultivated numerous relationships within the transportation and logistics sector and related industries that we believe could produce a number of attractive acquisition candidates.

•	Management team experience — Our team offers a blend of senior level operational, financial, and sales experience with companies that operate in the exact industries which we have targeted. We believe that this focus, together with our management’s additional experience in analyzing, investing in and financing such companies, will provide us with a strong competitive advantage as we investigate, select, and potentially operate a company in the transportation and logistics sector or a related industry.

•	Industry focus — We are focused exclusively on a business combination in the transportation and logistics sector and related industries. As such, all of our time and resources will be dedicated to identifying successful acquisition candidates within the aforementioned segments of the transportation and logistics sector and related industries.
      While we may seek to effect business combinations with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value, either individually or collectively, is at least equal to 80% of our net assets at the time of such acquisition.
      Our offices are located at 330 Madison Avenue, Sixth Floor, New York, NY, 10017 and our telephone number is (646) 495-5155.

THE OFFERING

Securities Offered:	10,000,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading on a voluntary basis 20 days after the earlier of the expiration of the underwriters’ option to purchase up to 1,500,000 additional units to cover over-allotments, and the exercise in full by the underwriters of such option. In no event will separate trading of the common stock and warrants be allowed until we have filed an audited balance sheet reflecting our receipt of the net proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, following the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K.

Common Stock:

Number of shares outstanding before this offering:	2,500,000 shares

Number of shares to be outstanding after this offering:	12,500,000 shares

Warrants:

Number of warrants outstanding before this offering:	0 warrants

Number of warrants to be outstanding after this offering:	10,000,000 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$6.00

Exercise period:	The warrants will become exercisable on the later of:

• the completion of a business combination on terms as described in this prospectus; or

• , 2006, one year subsequent to effectiveness of our registration statement relating to this offering.

The warrants will expire at 5:00 p.m., New York City time, on , 2010, or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants:

• in whole and not in part;

• at a price of $.01 per warrant at any time after the warrants become exercisable;

• upon a minimum of 30 days’ prior written notice of redemption; and

• if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a

30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Proposed OTC Bulletin Board symbols for our securities:

Units:

Common Stock:

Warrants:

Offering proceeds to be held in trust:	Approximately $72,400,000 of the proceeds of this offering ($7.24 per unit) will be placed in a trust account at The Bank of New York pursuant to an agreement to be entered into between us and The Bank of New York prior to the receipt of such proceeds. Except for the payment of taxes, these proceeds will not be released until the earlier of (i) the completion of a business combination on the terms as described in this prospectus or (ii) our liquidation. Therefore, unless and until a business combination is consummated, the net proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the structuring and negotiation of a business combination. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,970,000 after the payment of the estimated expenses of $630,000 relating to this offering). It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. For more information, see the section entitled “Use of Proceeds.”

The trust will pay any taxes incurred as a result of interest income earned from the investment of the net proceeds held in trust.

There will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

• Repayment of a $300,000 loan from Blue Line Advisors, Inc., a private company wholly owned and controlled by our chief executive officer and president, Gregory Burns, and to which members of our management team have loaned funds to enable Blue Line Advisors, Inc. to make the loan to our company;

• Repayment of $50,000 in offering expenses incurred on our behalf by Blue Line Advisors, Inc.;

• Payment of $7,500 per month to Blue Line Advisors, Inc. for office space and administrative support services; and

• Reimbursement of any expenses incident to this offering and to finding a suitable business combination.

None of the warrants may be exercised until after the later of (i) consummation of a business combination and (ii) , 2006, and, thus, after the proceeds of the trust account have been disbursed. Proceeds from the exercise of the warrants will be paid directly to us and will not be held in trust. For more information, see the section entitled “Description of Securities — Warrants.”

Stockholders must approve business combination:	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering according to the manner in which a majority of the shares of common stock held by the public stockholders are voted; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and, subsequently, exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised his or her conversion rights described below.

Conversion rights for stockholders voting to reject a business combination:	Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned thereon (net of any taxes), if the business combination is approved and consummated. The actual per-share conversion price will be equal to the net proceeds in the trust account, inclusive of any interest but net of any taxes (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account, net of any taxes, the initial per-share conversion price would be approximately $7.24, or $0.76 less than the per-unit offering price of $8.00. However, to the extent an initial stockholder acquires shares during or after this offering, the average per-share cost of each of the shares held by that initial stockholder will likely be less than the per-share conversion price, after taking into account the $.0004 per share price paid by the initial stockholders for their initial shares. For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Conversion rights.”

Audit Committee to monitor compliance:	We have established and will maintain an audit committee composed of at least three (3) independent directors to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the Audit Committee is charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committee of the Board of Directors.”

Liquidation if no business combination:	We will dissolve and promptly distribute only to our public stockholders the net proceeds held in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement was executed within 18 months after consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation. For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”

Risks:	In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial stockholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 8 of this prospectus.

SUMMARY FINANCIAL DATA
      The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the notes and schedules related thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities and activities relating to this offering so only balance sheet data is presented.

	September 22, 2005

	Actual	As Adjusted

		(Unaudited)
Balance Sheet Data:
Working capital	$(75,000)	$74,370,000
Total assets	351,000	74,370,000
Total liabilities	351,000	—
Value of common stock which may be converted to cash ($7.24 per share)	—	14,479,993
Stockholders’ equity	—	59,890,007
      The “as adjusted” information gives effect to the sale of the units we are offering including the application of the estimated gross proceeds and the payment of the estimated remaining costs from such sale.
      The working capital (as adjusted) and total assets (as adjusted) amounts include the $72,400,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the net proceeds held in the trust account and any remaining net assets will be distributed solely to our public stockholders.
      We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred and the business combination was completed, we would be required to convert to cash up to approximately 19.99% of the 10,000,000 shares of common stock sold in this offering, or approximately 1,999,999 shares of common stock, at an initial per share conversion price of approximately $7.24, without taking into account interest earned on the trust account. The actual per share conversion price will be equal to:

•	the net proceeds in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination; divided by

•	the number of shares of common stock sold in this offering.

RISK FACTORS
      An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial conditions and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.
      We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the transportation and logistics sector and related industries. We have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any acquisition candidate for us. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you that a business combination will occur.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate.
      We must complete a business combination with one or more operating businesses whose fair market value, either individually or collectively, is at least 80% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time frame, we will be forced to liquidate our assets. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination.

If we are forced to liquidate before a business combination and distribute our trust account, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.
      If we are unable to complete a business combination within the required time frame and are forced to liquidate our assets, the per-share liquidation distribution will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of any taxes, and claims of any creditors, the initial per-share liquidation price would be approximately $7.24, or $0.76 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We therefore cannot assure you that the actual per-share liquidation price will not be less than $7.24. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section appearing elsewhere in this prospectus entitled “Proposed Business — Effecting a Business Combination — Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies under Federal securities laws.
      Since the net proceeds of this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a “blank check” company under the U.S. Federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC following consummation of this offering including an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section below entitled “Proposed Business — Comparison to offerings of blank check companies.”

If third parties have claims against us, the net proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.24 per share.
      Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they or any other entity providing comparable products or services will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the net proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $7.24 due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, James Martell, our chairman, Gregory Burns, our president and chief executive officer and a director, and Mitchel Friedman, our chief financial officer, treasurer and corporate secretary, will be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust account) to ensure that the proceeds in the trust account are not reduced by the claims of certain prospective target businesses and vendors or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that Messrs. Martell, Burns and Friedman will be able to satisfy those obligations.

Since we have not currently selected any prospective target businesses with which to complete a business combination, you will be unable to currently ascertain the merits or risks of any particular target business’ operations.
      Since we have not yet selected or approached any prospective target businesses, you have no current basis to evaluate the possible merits or risks of any particular target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in our industry or a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business. For a more complete discussion of our selection of target businesses, see the section below entitled “Proposed Business — Effecting a business combination — We have not identified any target businesses.”

We will likely seek a business combination with one or more privately-held companies, which may present certain challenges to us, including the lack of available information about these companies and a greater vulnerability to economic downturns.
      In accordance with our acquisition strategy, we will likely seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we are required to rely on the ability of our management team to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments. Also, privately-held companies frequently have a smaller market presence than do larger competitors. Privately-held companies are, thus, generally more vulnerable to economic downturns and may experience more substantial variations in operating results than do larger competitors. These factors could have a material adverse effect on our financial condition and results of operations subsequent to completion of a business combination, such as a significant reduction in our revenues and net income.

Resources could be wasted in researching acquisitions that are not consummated.
      It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control such as that more than 19.99% of our public shareholders vote against the transaction and opt to convert their stock into a pro rata share of the trust account even if a majority of our shareholders approve the transaction. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. See the section below entitled “Proposed Business — Effecting a Business Combination — Selection of a target business and structuring of a business combination.”

We may issue shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.
      Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 400,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 377,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of the outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and likely result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
      For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business — Effecting a Business Combination — Selection of a target business and structuring of a business combination.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.
      Although we have no commitments as of the date of this offering to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to issue a substantial amount of notes or other debt securities, or opt to incur substantial debt, or a combination of both, to complete a business combination. The issuance of notes or other debt securities, or the incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to service our debt obligations;

•	may cause an acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in the terms of any debt instruments, such as covenants that require the satisfaction or maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

Our ability to be successful after a business combination will be largely dependent upon the efforts of our key personnel, some of whom may join us following a business combination and may be unfamiliar with the requirements of operating a public company.
      Our ability to successfully effect a business combination will be completely dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Specifically, the members of our current management are not obligated to remain with us subsequent to a business combination. We expect most of our management and other key personnel, particularly our chairman of the board, chief executive officer and president, and chief financial officer, treasurer and corporate secretary to remain associated with us following a business combination, which may or may not be included as a condition to a business combination. If we acquire a target business in an all-cash transaction, it would be more likely that current members of management would remain with the combined company if they chose to do so. If a business combination were to be structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. In addition, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory problems that may adversely affect our operations, including significantly reducing our revenues and net income.

If our current management were to negotiate to be retained by our company following a business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.
      Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

The loss of key executives could adversely affect our ability to operate.
      Our operations are dependent upon a relatively small group of key executives. We believe that our success depends on the continued service of our key executive management team, at least until we have consummated a business combination. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. We do not have employment agreements with any of our current executives. The unexpected loss of the services of one or more of these executives could have a detrimental effect on us.

Our officers and directors have limited or no experience in managing “blank check” companies which may have an adverse impact on our prospects.
      Although our officers and directors have experience in consummating acquisitions and managing public companies, our officers and directors do not have experience in managing “blank check” companies. Such limited experience may have an adverse impact on our ability to consummate a business combination.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.
      Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. For example, Gregory Burns, our chief executive officer and president, currently serves as the president of Blue Line Advisors, Inc., a private company wholly-owned and controlled by Mr. Burns that provides strategic consulting services to companies in the transportation and logistics sector and related industries. In addition, James Martell, our chairman, currently serves on the board of directors of a number of private companies. While it is our executive officers’ intention to devote a portion of their business time to identifying potential targets and consummating a business combination, the amount of time devoted will vary depending on the potential business combination. Further, their other business affairs could require them to devote more substantial amounts of time to such affairs in excess of their current commitment levels, thereby limiting their ability to devote sufficient time to our affairs. This could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Certain Relationships and Related Transactions — Conflicts of Interest.”

Because all of our directors own shares of our securities that will not participate in liquidation distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.
      All of our directors own stock in our company, but have, with respect to those shares of common stock acquired by them prior to this offering, waived their right to receive distributions upon our liquidation in the event we fail to complete a business combination. Additionally, our initial stockholders have agreed to purchase, collectively, up to an aggregate of $1,715,000 of our warrants, subject to certain conditions, through open market transactions within the first sixty trading days after such warrants begin trading separately from our shares of common stock. Those shares and warrants owned by our directors will be worthless if we do not consummate a business combination. The personal and financial interests of our directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. Consequently, our directors’ discretion in identifying and selecting suitable target businesses may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.
      If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as the purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.
      If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may become depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.
      While we may seek to effect a business combination with more than one target business, our initial business acquisition must be with one or more operating businesses whose fair market value is, individually or collectively, at least equal to 80% of our net assets at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties inherent in consummating the contemporaneous acquisition of more than one operating business. Therefore, it is possible that we will only be able to complete an initial business combination with a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single or small number of operating businesses;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.
      In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.
      In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.
      We expect to encounter intense competition from other entities having a business objective similar to ours, including leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. In addition, we may not have enough cash available from funds outside of the trust account to make deposits or fund a “no-shop” provision in connection with a particular business combination which may cause us to be at a competitive disadvantage in pursuing the acquisition of target businesses. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. Further:

•	our obligation to seek stockholder approval of a business combination may delay the consummation of a transaction;

•	our obligation to convert into cash shares of our common stock in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.
      Any of these obligations may place us at a competitive disadvantage in successfully negotiating and completing a business combination.
      In addition, because our business combination may entail the contemporaneous acquisition of several operating businesses and may be with several different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.
      Since August 2003 through October 2005, based upon publicly available information, approximately 37 similarly structured blank check companies have completed initial public offerings and numerous others have filed registration statements for initial public offerings. Of these companies, only three companies have consummated a business combination, while six other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 28 blank check companies with approximately $1.4 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies (including large private equity and similar firms) seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only three of such companies have completed a business combination and six of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.
Risks associated with the transportation and logistics sector and related industries

The transportation and logistics sector and related industries are subject to general economic and business factors, which may adversely impact sales and profitability of a target company.
      Historically, economic and market shifts have created cyclical changes in prices, sales volume and margins for the transportation and logistics sector and related industries. These factors include significant increases or rapid fluctuations in fuel costs, excess capacity, surpluses in the market for used equipment, interest rates, fuel taxes, license and registration fees, insurance premiums, self-insurance levels and difficulty attracting and retaining qualified personnel.
      In addition, transportation and logistics companies are affected by recessionary economic cycles, changes in inventory levels, and downturns in customers’ business cycles, particularly in market segments and industries where they have a significant concentration of customers. Economic conditions may adversely affect such companies’ customers, their need for transportation and logistics services or their ability to pay for such services. The foregoing factors could materially and adversely impact sales and profitability of a target company with which we might seek a business combination.

A disruption in the supply of or increase in the cost of fuel would lead to higher transportation costs, thereby reducing margins.
      Fuel is a significant raw material in the transportation and logistics industries. In recent years there have been disruptions of supply and prices of natural gas and fuel oil have been volatile, currently exceeding historical averages. These fluctuations have historically impacted the costs of companies in the transportation and logistics sector and related industries, often contributing to earnings volatility. While the costs of higher fuel may be passed along to customers in the long-term through fuel surcharges, recent significant increases in fuel prices can be expected to adversely impact businesses in these industries in the near term, and may significantly reduce their profit margins as a result.

Seasonality and the impact of weather can materially affect the operations of transportation and logistics companies.
      The productivity of transportation and logistics companies often decreases during the winter season due to reduced demand for transportation and logistics services, as well as the impact of inclement weather upon operations. At the same time, operating expenses generally increase during the winter season as a result of the impact of harsh weather on accident frequency and related liability claims. These seasonal fluctuations may have a material adverse effect on the financial condition and results of operations of a target company with which we might seek a business combination, such as a significant reduction in the target company’s revenues and net income.

Transportation and logistics companies face strong competition.
      The transportation and logistics sector, including related industries, is highly fragmented, and a target company will face competition from numerous competitors, domestic and foreign. Numerous factors could impair a target company’s ability to maintain its profitability and to compete with other providers of similar transportation and logistics services. It is likely that some of a target company’s competitors will be large, vertically integrated companies that have greater financial and other resources, greater economies of scale, greater self-sufficiency and lower operating costs that the target company.

Certain shippers may refuse to use the services of non-asset based transportation and logistics companies because they operate primarily through agents or owner-operators.
      Certain high-volume shippers have determined that their freight must be handled by transportation and logistics companies that use company-employed operators and equipment, in order to obtain more control over service standards. We may seek a business combination with a non-asset based transportation and logistics company that operates through agents or owner-operators, rather than maintaining its own equipment and facilities. Such a target company may have difficulty competing for the business of high-volume shippers that prefer company maintained equipment and facilities, which could materially limit its ability to expand operations.

Transportation and logistics companies frequently self-insure for a significant portion of their potential liability for accident liability, workers’ compensation and general liability claims, and the occurrence of one or more significant claims could have a materially adverse impact on such companies’ financial condition and results of operations.
      While transportation and logistics companies typically maintain insurance for individual accident liability, workers’ compensation and general liability claims, such insurance is often limited in coverage.

Such companies often self-insure for any amounts incurred above the maximum amounts provided under their existing insurance policies. In addition, such companies will often be responsible for all of the legal expenses related to claims, or the portion of claims, that they self-insure. Transportation and logistics companies also may choose not to establish reserves for anticipated losses and expenses related to cargo and property damage claims, as well as accident liability, workers’ compensation and general liability claims.
      The nature of transportation and logistics industry is that accidents occur and, when they do, they frequently result in property damage, as well as injuries or death. If a target company with which we might seek a business combination experiences claims that are not covered by its insurance or that exceed its reserves, or if it experience claims for which coverage is not provided, it could increase the volatility of that target company’s earnings and have a materially adverse effect on its financial condition and results of operations, such as a significant reduction in the target company’s net income and available capital.

In order to continue growth, companies operating in the transportation and logistics sector and related industries typically need to increase the volume and revenue per pound of the freight shipped through their system.
      Transportation and logistics companies, and particularly those that maintain their own equipment and facilities, depend in significant part on their ability to increase the amount and revenue per pound of the freight shipped through their network in order to increase revenues and net income from operations. Specifically, many asset-based transportation and logistics companies have significant fixed costs as a result of the equipment and facilities that they are required to maintain. The amount of freight shipped through a potential target company’s network and the revenue per pound it receives depend on numerous factors, many of which are beyond the target company’s control, such as economic conditions and the pricing of its competitors. As a result, there can be no guarantee that the amount of freight shipped or the revenue per pound realized by a target company with which we might seek a business combination will increase or even remain at current levels. If a target company fails to increase the volume of the freight shipped through its network or the revenue per pound of the freight shipped, it may be unable to maintain or increase its profitability.

Transportation and logistics companies must effectively maintain and enhance their information technology systems, or risk losing orders and customers or incurring costs beyond expectations.
      Transportation and logistics companies must maintain and enhance their information technology systems to remain competitive and effectively handle higher volumes of freight through their networks. We expect customers of such companies to continue to demand more sophisticated, fully integrated information systems from their transportation and logistics providers. If a target company with which we might seek a business combination was unable to maintain and enhance its information systems to handle its freight volumes and meet the demands of its customers, its business and results of operations will be adversely affected. In addition, if a target company’s information systems are unable to handle higher freight volumes and increased logistics services, its service levels and operating efficiency may decline. This may lead to a loss of customers and a decline in the volume of freight received from customers, which may in turn have a material adverse effect on the target company’s financial condition and results of operations, such as a significant reduction in the target company’s revenues and net income.

Many of the information technology systems utilized within the transportation and logistics sector and related industries are subject to risks that are beyond the control of the companies using such systems.
      Many of the information technology systems utilized within the transportation and logistics sector and related industries are dependent upon global communications providers, web browsers, telephone systems and other aspects of the Internet infrastructure that have experienced significant system failures and electrical outages in the past. The systems maintained by many transportation and logistics companies also are susceptible to outages from fire, floods, power loss, telecommunications failures, break-ins and similar events. Moreover, despite the implementation of network security measures, the servers operated by such companies are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering. The occurrence of any of these events could disrupt or damage the information technology systems of a target company with which we might seek a business combination and inhibit that company’s internal operations, its ability to provide services to its customers and the ability of its customers to access its information technology systems. This may result in the loss of customers or a reduction in demand for the target company’s services, which could have a material adverse effect on the target company’s financial condition and results of operations, such as a significant reduction in the target company’s revenues and net income.

Potential target companies could have difficulty attracting and retaining agents or owner-operators, as well as freight handlers, which could adversely affect their results of operations.
      Many of the potential target companies with which we may seek a business combination do not maintain their own equipment or facilities, and instead depend on agents or owner-operators for most of their transportation needs. Competition for agents and owner-operators is intense, and sometimes there are shortages of available agents and owner-operators. In addition, many of these potential target companies need a large number of freight handlers to operate their business efficiently. During periods of low unemployment in the areas where a target company’s facilities or terminals are located, it may have difficulty hiring and retaining a sufficient number of freight handlers. If a target company has difficulty attracting and retaining enough qualified owner-operators or freight handlers, it may be forced to increase wages and benefits, which would increase its operating costs. This difficulty may also impede a target company’s ability to maintain its delivery schedules, which could make its service less competitive and force the target company to curtail its planned growth. If labor costs increase, a target company may be unable to offset the increased labor costs by increasing rates without adversely affecting its business. As a result, a target company’s profitability may be materially reduced.

Potential target companies may be reliant upon one or more significant customers, the loss of which could have a material adverse effect on such companies’ financial condition and results of operations.
      Many of the companies operating in the transportation and logistics sector and related industries are dependent upon a limited number of large customers, which often account for a significant portion of total revenues. As a result, we may seek a business combination with a target company that lacks a diverse customer base and is dependent upon one or more significant customers. The loss of one or more of such a target company’s major customers, or a material reduction in services performed for such customers, would likely have a material adverse effect on that target company’s financial condition and results of operations, such as a significant reduction in the target company’s revenues and net income.

The operations of potential target businesses may be harmed by terrorist attacks or current anti-terrorism measures.
      In the aftermath of the terrorist attacks of September 11, 2001, federal, state and municipal authorities have implemented and are implementing various security measures, including checkpoints and travel restrictions on large trucks and fingerprinting of drivers in connection with new hazardous materials endorsements on their licenses. In addition, rail transport services have been subject to increased security requirements as a part of the domestic transportation system. Such existing measures and future measures may have significant costs associated with them that a target company with which we might seek a business combination may be forced to bear. Moreover, large trucks and trains carrying toxic chemicals are a potential terrorist target, and a target business engaged in transporting such toxic chemicals will be obligated to take additional security precautions, including possible capital expenditures, to harden containers for transporting such toxic chemicals.

Transportation and logistics companies are subject to government regulation.
      Companies in the transportation and logistics sector and related industries are subject to complex and stringent transportation, environmental, labor, employment and other governmental laws and regulations, and the impact of new laws and regulations that may result from increased security concerns following the events of September 11, 2001. The impact of target companies’ failure to comply with applicable laws, ordinances or regulations could result in substantial fines or possible revocation of their authority to conduct operations.

Operations involving hazardous materials could create environmental liabilities.
      Some of the potential target companies with which we might seek a business combination may engage in activities involving the handling, transportation and storage of chemicals, both liquid and dry, many of which are classified as hazardous materials or hazardous substances. Such target companies may also engage in the creation, storage or discharge and disposal of wastewater that may contain hazardous substances, and the control and discharge of storm-water from industrial facilities which they operate. In addition, such target companies may store diesel fuel and other petroleum products at their facilities. Environmental laws and regulations are complex and address emissions to the air, discharge onto land or water, and the generation, handling, storage, transportation, treatment and disposal of waste materials. These laws change frequently and generally require companies handling such materials to obtain and maintain various licenses and permits. Environmental laws have tended to become more stringent over time, and most provide for substantial fines and potential criminal sanctions for violations. Some of these laws and regulations are subject to varying and conflicting interpretations.
      Any target company which handles hazardous substances is potentially subject to strict, joint and several liability for investigating and rectifying the consequences of spills and other environmental releases of these substances either under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, and comparable state laws. From time to time, such target companies may incur remedial costs and regulatory penalties with respect to chemical or wastewater spills and releases at their facilities or over the road. We cannot predict with certainty the extent of future liabilities and costs under environmental, health, and safety laws, nor that such liabilities will not result in a material adverse effect on a target company’s financial condition, results of operations or its business reputation.
      In addition, such target companies may face liability for alleged personal injury or property damage due to exposure to chemicals and other hazardous substances at their facilities or as the result of accidents and spills. A significant increase in these claims could materially adversely affect a target company’s business, financial condition, operating results or cash flow.
      Claims for environmental liabilities arising out of property contamination asserted against transportation and logistics companies may, in some instances, be associated with businesses related to entities or facilities such companies previously acquired and may be based on conduct that occurred prior the acquisition of those entities or facilities. Environmental liabilities relating to any former operations or any entities or facilities a target company has acquired could be identified in the future and give rise to claims against the target company, which could involve significant losses.

A determination by regulators that our agents and owner-operators are employees could expose us to various liabilities and additional costs.
      From time to time, tax and other regulatory authorities have sought to assert that independent contractors in the transportation and logistics industry, such as agents and owner-operators, are employees rather than independent contractors. There can be no assurance that these interpretations and tax laws that consider these persons independent contractors will not change or that these authorities will not successfully assert this position. To the extent we seek a business combination with a non-asset based transportation and logistics company that operates through agents or owner-operators, and such agents or owner-operators are subsequently determined to be employees, that determination could materially increase the target company’s exposure under a variety of federal and state tax, workers’ compensation, unemployment benefits, labor, employment and tort laws, as well as its potential liability for employee benefits, and would have a materially adverse effect on its business and operating results, such as a significant reduction in the target company’s net income and available capital.

Risks associated with this offering

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.
      Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet selected or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. Our calculations may prove inaccurate, especially if a portion of the available proceeds is used to make a deposit or down payment or fund a “no-shop” provision with respect to a particular proposed business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target businesses. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.
      Upon consummation of our offering, our initial stockholders, including our officers and directors, will collectively own approximately 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Additionally, our initial stockholders have, collectively, agreed to purchase up to an aggregate of $1,715,000 of our warrants, subject to certain conditions, through open market transactions within the first sixty trading days after such warrants begin trading separately from our shares of common stock. Any exercise of these warrants by our initial stockholders would substantially increase their relative percentage ownership in us.
      In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders.
      Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination. In addition, our initial stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do, we cannot assure you that our initial stockholders will not have considerable influence upon the vote in connection with a business combination.

Our initial stockholders paid approximately $.0004 per share for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.
      The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.75% or $2.30 per share (the difference between the pro forma net tangible book value per share of $5.70 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.
      In connection with this offering, as part of the units, we will be issuing warrants to purchase 10,000,000 shares of common stock (assuming no exercise of the underwriters’ over-allotment option). To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of a target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.
      Our initial stockholders are entitled to demand that we register, at our expense, the resale of their shares of common stock in certain circumstances. For more information, see “Certain Relationships and Related Transactions — Prior Share Issuances.” If our initial stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 2,500,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the cost of a target business, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.
      We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, District of Colombia, Florida, Hawaii, Illinois, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information” appearing elsewhere in this prospectus.
      Even if you are an institutional investor, you may purchase our securities in this offering only if you are located in a jurisdiction permitting sales of the units to institutional investors. You should consult with your own financial and legal advisors to determine if you are eligible to participate in this offering.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.
      There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq National Market or a national exchange.
      Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by The Nasdaq Stock Market, Inc., but not included in the Nasdaq National Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq National Market or a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all. We cannot assure you, however, that such securities will be approved for quotation or continue to be authorized for quotation by the OTC Bulletin Board or any other market in the future, in which event the liquidity and price of our securities would be even more adversely impacted.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.
      If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of our securities, each of which may make it difficult for us to complete a business combination.
      In addition, we may have imposed upon us burdensome requirements, including:

•	registration and regulation as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.
      We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the net proceeds held in trust may only be invested by the trust agent in one or more money market fund, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors, including those who serve on our Audit Committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.
      Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a deposit or down payments or fund a “no-shop” provision with respect to a particular proposed business combination, which may have the effect of reducing the available proceeds not deposited in the trust account for reimbursement of out-of-pocket expenses incurred on our behalf. We will not require, however, that the reimbursement of such out-of-pocket expenses in excess of the available proceeds not deposited in the trust account be included as a condition in any agreement with respect to a business combination. In addition, we will not consider the inclusion of such a condition as a factor in determining whether to proceed with any potential business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our initial stockholders’ initial equity investment was only $1,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.
      Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not exceed: (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $80,000,000, assuming no exercise of the underwriters’ over-allotment option, the minimum initial investment for the purposes of this offering would be approximately $2,110,000 under the above-noted formula. Our initial stockholders’, who may be deemed “promoters,” initial investment of approximately $1,000 is less than the required minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

USE OF PROCEEDS
      We estimate that the net proceeds of this offering will be set forth in the following table:

	Without Over-	With Over-
	Allotment Option	Allotment Option

Gross proceeds	$80,000,000	$92,000,000
Offering expenses(1)
Underwriting discount and commission (6.25% of gross proceeds)	5,000,000	5,750,000
Legal fees and expenses (including blue sky services and expenses)	450,000	450,000
Miscellaneous expenses(2)	15,000	15,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	19,000	19,000
NASD registration fee	36,000	36,000
Net proceeds
Held in trust	72,400,000	83,650,000
Not held in trust	1,970,000	1,970,000

Total net proceeds	$74,370,000	$85,620,000

Use of net proceeds not held in trust(3)
Legal fees and expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$200,000	(10.2)%
Accounting fees and expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$150,000	(7.6)%
Reimbursement of out-of-pocket expenses incurred in connection with locating and evaluating prospective target businesses	$100,000	(5.1)%
Miscellaneous expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$150,000	(7.6)%
Legal and accounting fees relating to SEC reporting obligations	50,000	(2.5)%
Payment to Blue Line Advisors, Inc. for office space and administrative support services ($7,500 per month for up to two years)	180,000	(9.1)%

Working capital to cover miscellaneous expenses (including potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination, and the potential retention of third-party consultants and business brokers in connection with locating prospective target businesses), note payable, accounts payable, D&O insurance and reserves	1,140,000	(57.9)%

Total	$1,970,000	(100.0)%

(1)	Approximately $90,550 of the offering expenses, including SEC and NASD filing fees, approximately $25,000 of legal and accounting expenses, approximately $25,000 for Blue Sky filing fees and related legal fees and expenses, and approximately $5,000 for other miscellaneous fees and expenses, have been paid out of the $300,000 in funds loaned to us by Blue Line Advisors, Inc., a private company wholly-owned and controlled by our chief executive officer and president, Gregory Burns, as described below. Since September 22, 2005, we have also accrued approximately $59,000 in offering expenses, which we expect to be paid out of the funds loaned to us by Blue Line Advisors, Inc. In addition, Blue Line Advisors, Inc. has paid an additional $50,000 of legal and accounting expenses on our behalf. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	Miscellaneous expenses includes reimbursement of out-of-pocket expenses incurred on our behalf by the initial stockholders in connection with this offering.

(3)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ substantially from the estimates set forth herein.
      We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the transportation and logistics sector and related industries.
      Of the net proceeds, $72,400,000, or $83,650,000 if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account at The Bank of New York. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or for other transaction expenses. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target businesses or for general working capital.
      We have agreed to pay Blue Line Advisors, Inc., a private company wholly-owned and controlled by our chief executive officer and president, Gregory Burns, approximately $7,500 per month for office space and administrative support services. This arrangement is being agreed to for our benefit and is not intended to provide Gregory Burns compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon the earlier of our completion of a business combination and our liquidation we will not be required to pay these monthly fees.
      We intend to use the excess working capital (approximately $1,140,000) for director and officer liability insurance premiums (approximately $125,000), with the balance of $1,015,000 being held in reserve for other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. In the event we use a portion of our excess working capital to make a down payment, fund a “no-shop” provision or to pay an exclusivity or similar fee or expense, and are required to forfeit such funds (whether as a result of our breach of an agreement relating to such payment or otherwise), we may not have sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.
      We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors, and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers or directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.
      We may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the net proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target businesses, which may include subsequent acquisitions, or for general working capital.
      Blue Line Advisors, Inc., a private company wholly-owned and controlled by our chief executive officer and president, Gregory Burns, has advanced to us through a loan a total of approximately $300,000, which was used to pay approximately $90,550 of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee, legal and accounting expenses, Blue Sky filing fees and related legal fees and expenses, and other miscellaneous fees and expenses. In addition, to date Blue Line Advisors, Inc. has incurred approximately $50,000 of out-of-pocket expenses on our behalf in connection with this offering, which will be subject to such reimbursement as discussed below. The loan from Blue Line Advisors, Inc. will be payable without interest on the earlier of March 31, 2006 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust. In connection with this offering, James Martell, our chairman, Gregory Burns, our chief executive officer and president, Mitchel Friedman, our chief financial officer, treasurer and corporate secretary, and Charles Royce, one of our initial stockholders, have advanced to Blue Line Advisors, Inc. through loans, collectively, a total of approximately $350,000, which Blue Line Advisors, Inc. has used to make its loan to us, and to pay a portion of the fees and expenses of this offering incurred on our behalf by Blue Line Advisors, Inc. In addition, we have agreed to reimburse Blue Line Advisors, Inc. and our initial stockholders for any out-of-pocket expenses incurred by them on our behalf in connection with this offering. Each of Messrs. Martell, Burns, Friedman and Royce’s loans to Blue Line Advisors, Inc. will be repaid at the time its loan to us is repaid, and any expenses incurred on our behalf in connection with this offering are reimbursed.
      The net proceeds of this offering that are not immediately required for the purposes set forth above will be invested in one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States, so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of the net proceeds not held in trust during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. Any interest income derived from the net proceeds held in trust, after deducting and paying any applicable federal, state or local taxes incurred as a result of such interest income, will be retained by the trust account. Any federal, state or local taxes incurred as a result of interest income earned by the net proceeds held in trust will be paid out of the funds held in the trust account.
      We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, the report of Eisner LLP, our independent registered public accounting firm, includes an explanatory paragraph stating that our ability to continue as a going concern is dependent upon consummation of this offering.
      Other than the $7,500 aggregate per month administrative services fees as described above, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our initial stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.
      A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, less any amounts owed to third party creditors, if any, and any applicable federal, state or local taxes incurred as a result of such interest) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION
      The following table sets forth our capitalization at September 22, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	September 22, 2005

	Actual	As Adjusted

		(Unaudited)
Accounts Payable — related party	$50,000	$—
Accrued Expenses	1,000	—
Note payable — related party	300,000	—

Total liabilities	$351,000	$—

Common Stock, $.0001 par value, -0- and 1,999,999, respectively, are subject to possible conversion	$—	$14,479,993

Stockholders’ equity
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—

Common stock, $.0001 par value, 400,000,000 shares authorized; 2,500,000 shares issued and outstanding, 10,500,001 shares issued and outstanding (excluding 1,999,999 shares which are subject to possible conversion), as adjusted	$250	$1,050
Additional paid-in capital	750	59,889,957
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders’ equity	—	59,890,007

Total capitalization	$351,000	$74,370,000

      If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the allocable net proceeds in the trust account in respect of such shares, including all accrued interest (net of any taxes), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares of common stock sold in this offering.

DILUTION
      The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.
      At September 22, 2005, our net tangible book value was a deficiency of approximately $75,000, or approximately $(0.03) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units (but excluding shares issuable upon exercise of the warrants included in the units), and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,999,999 shares of common stock which may be converted into cash) at September 22, 2005 would have been approximately $59,890,007 or $5.70 per share, representing an immediate increase in net tangible book value of $5.73 per share to the initial stockholders and an immediate dilution of approximately $2.30 per share, or approximately 28.75%, to new investors not exercising their conversion rights.
      The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$(0.03)
Increase attributable to new investors	5.73

Pro forma net tangible book value after this offering		5.70

Dilution to new investors		$2.30

      Our pro forma net tangible book value after this offering has been reduced by approximately $14,479,993 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the net proceeds in the trust fund calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest but net of any taxes, divided by the number of shares sold in this offering.
      The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average
					Price Per
	Number	Percentage	Amount	Percentage	Share

Existing stockholders	2,500,000	20%	$1,000	.00125%	$.0004
New investors	10,000,000	80%	$80,000,000	99.99875%	8.00

Total	12,500,000	100.00%	$80,001,000	100.00%

      The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(75,000)
Net proceeds from this offering	74,370,000
Offering costs paid in advance and excluded from tangible book value before this offering	75,000
Less: Net proceeds held in trust subject to conversion to cash ($72,400,000 × 19.99%)	(14,479,993)

$59,890,007
Denominator:
Shares of common stock outstanding prior to the offering	2,500,000
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion (10,000,000 × 19.99%)	(1,999,999)

10,500,001

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      We were formed on September 1, 2005, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the transportation and logistics sector and related industries. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.
      The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including upon conversion of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.
      Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach the covenants contained in any debt securities, such as covenants that required the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	an obligation to immediately repay all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security was outstanding, or to the extent our existing leverage discourages other potential investors.
      To date, our efforts have been limited to organizational activities and activities relating to this offering. We have neither engaged in any operations nor generated any revenues to date.
      We estimate that the net proceeds from the sale of the units will be approximately $74,370,000 (or $85,620,000 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $630,000 and underwriting discounts of approximately $5,000,000 (or approximately $5,750,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $72,400,000, or $83,650,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining of approximately $1,970,000 will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating and consummating the business combination. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or for other transaction expenses. However, we may not use all of the proceeds in the trust in connection with a business combination, either because the consideration for the business combination and related acquisition expenses is less than the proceeds in trust or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the net proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business or businesses or for general working capital.

      We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $200,000 for legal fees and expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

•	approximately $150,000 for accounting fees and expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

•	approximately $100,000 for reimbursement of out-of-pocket expenses incurred in connection with locating and evaluating prospective target businesses;

•	approximately $150,000 for miscellaneous expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

•	approximately $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $180,000 of fees payable to Blue Line Advisors, Inc. for office space and administrative services; and

•	approximately $1,140,000 for general working capital that will be used for miscellaneous expenses and reserves, including (i) approximately $125,000 for director and officer liability insurance premium, (ii) $300,000 to repay the loan to Blue Line Advisors, Inc. as discussed below, (iii) reimbursement of out-of-pocket expenses incurred on our behalf by Blue Line Advisors, Inc. and the initial stockholders in connection with this offering as discussed below and (iii) other expenses of structuring and negotiating business combinations.

      We do not believe we will need additional financing following this offering in order to meet the expenditures required for operating our business. However, we may need to obtain additional financing to the extent such financing is required to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.
      In addition, in the event we use a portion of our excess working capital to make a down payment, fund a “no-shop” provision or to pay an exclusivity or similar fee or expense, and are required to forfeit such funds (whether as a result of our breach of an agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.
      Blue Line Advisors, Inc., a private company wholly-owned and controlled by our chief executive officer and president, Gregory Burns, has advanced a total of approximately $300,000 to us through a non-interest bearing loan, for payment of offering expenses on our behalf. In addition, to date Blue Line Advisors, Inc. has incurred approximately $50,000 of out-of-pocket expenses on our behalf in connection with this offering, which will be subject to such reimbursement as discussed below. The loan from Blue Line Advisors, Inc. will be payable without interest on the earlier of March 31, 2006 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust. In connection with this offering, James Martell, our chairman, Gregory Burns, our chief executive officer and president, Mitchel Friedman, our chief financial officer, treasurer and corporate secretary, and Charles Royce, one of our initial stockholders, have advanced to Blue Line Advisors, Inc. through loans, collectively, a total of approximately $350,000, which Blue Line Advisors, Inc. has used to make its loan to us, and to pay a portion of the fees and expenses of this offering incurred on our behalf by Blue Line Advisors, Inc. In addition, we have agreed to reimburse Blue Line Advisors, Inc. and our initial stockholders for any out-of-pocket expenses incurred by them on our behalf in connection with this offering. Each of Messrs. Martell, Burns, Friedman and Royce’s loans to Blue Line Advisors, Inc. will be repaid at the time its loan to us is repaid, and any expenses incurred on our behalf in connection with this offering are reimbursed.

PROPOSED BUSINESS
Introduction
      We are a recently organized Delaware blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, or other similar business combination, one or more operating businesses in the transportation and logistics sector and related industries.
      We believe that a rapidly growing global economy, global sourcing of raw materials, labor and components and the growing complexity of world wide trade lanes are continuing to strain many aspects of the global supply chain. We believe that many transportation and third-party logistics markets remain highly fragmented, with numerous local, regional and national companies competing with or providing complementary services to a small number of global competitors.
      Due to the significant fragmentation and segmentation of global logistics markets, we believe there is a large universe of companies with strong niche market positions that lack the financial resources and operational expertise to maintain their market position and satisfy the growing needs of their customers. We believe that the competitive market pressures facing smaller logistics and transportation services providers include, among other things:

•	increasing customer requirements for scope and scale of operations through greater geographic coverage;

•	increasing demands for international logistics expertise and expansion of service offerings;

•	greater demand for single source providers of logistics and transportation solutions;

•	increasing demands for information technology improvements providing greater visibility and security through more robust systems such as real-time tracking of cargo;

•	greater requirements for dedication of human resources and access to various modes of transportation capacity;

•	a movement to reduce inventories across the supply chain; and

•	the desire for transparent financial flexibility and access to capital.
      We believe these marketplace demands have increased the need for companies to seek financial and operational partners that will keep them competitive in the global marketplace. We believe our company, with its industry-leading concentration of operational expertise and its proposed capital base, will be attractive to numerous target businesses seeking to respond to competitive forces within the industry.
      Members of our management team, board of directors and special advisor have over 125 years of combined industry and operational experience and have until recently held the titles of chief executive officer, chief financial officer, chief operating officer, president, and senior vice president — sales and marketing for a variety of both public and private companies within the transportation and logistics sector.
      We believe that we will be able to identify and target potential acquisition candidates and that we will present potential acquisition targets with an attractive profile due to a variety of factors, including:

•	the extensive network of relationships that the members of our management team, our directors, and our special advisor hold within the transportation and logistics sector and related industries that could produce a number of attractive acquisition opportunities;

•	founders’, entrepreneurs’ and investors’ desire for financial liquidity and diversification within an illiquid private company market; and

•	the relationships that our management team, our directors, and our special advisor maintain within the private equity community focused on logistics, transportation, distribution and other related industries.

      According to the 16th Annual State of Logistics Report released by the Council of Supply Chain Management Professionals in June 2005, total domestic transportation and logistics spending was approximately $1 trillion in 2004. We are focused on a business combination in the transportation and logistics sector and related industries, which is expected to include, but is not limited to the following segments:

•	Expedited and ground shipping — time definite and time urgent ground shipping of all types of shipment weights, including use of third-party providers such as the U.S. Postal Service and common carrier networks;

•	Freight forwarding — value-added services required to move freight both domestically and internationally via air and ocean transport and including such services as custom clearance, inventory management services, consulting and trade related warehouse services;

•	Rail transportation — traditional short-line, regional, and national railroads;

•	Trucking — for-hire trucking companies engaged in truckload and less-than-truckload operations; and

•	Warehousing, distribution, and contract logistics — value-added supply chain management services.
Our Strategy
      We will target a cross section of transportation and logistics companies, including both asset and non-asset-oriented companies. Some of the characteristics of the companies that we may target might include:

•	low market share in an overall fragmented market;

•	history of profitable operations across the economic cycle;

•	loyal customer base which can be leveraged for additional revenue;

•	strong company reputation in its local, regional or national markets;

•	direct or indirect exposure to expanding world trade and global markets; and

•	strong management that can benefit from the years of operational expertise possessed by our management team and advisory group.
      We believe that some or all of these characteristics should enable a target business to drive strong unit growth and expand cash flows independent of macroeconomic trends. At the same time, we believe the size and cyclical nature of the target businesses we intend to pursue will be of less interest to private equity firms, which typically target larger and less cyclical business models.
      Our operating strategy may involve making significant operational improvements following the acquisition of a potential target. Moreover, we believe that we may be able to enhance the target’s operations in a number of areas including:

•	improving existing margins, cash flow and return on invested capital;

•	generating higher overall post acquisition valuation;

•	expanding the scale of operations; and

•	reducing industry and/or customer specific dependence.
Our Competitive Advantages
      We believe that we are well positioned to identify and execute a successful business combination. Further, we believe that the following factors will enable us to achieve success in implementing both our acquisition and operating strategy:

•	Extensive network of relationships — The members of our management team, directors and special advisor have for years maintained and cultivated numerous relationships within the transportation and logistics sector and related industries that we believe could produce a number of attractive acquisition candidates.

•	Management team experience — Our team offers a blend of senior level operational, financial, and sales experience with companies that operate in the exact industries which we have targeted. We believe that this focus, together with our management’s additional experience in analyzing, investing in and financing such companies, will provide us with a strong competitive advantage as we investigate, select, and potentially operate a company in the transportation and logistics sector or a related industry.

•	Industry focus — We are focused exclusively on a business combination in the transportation and logistics sector and related industries. As such, all of our time and resources will be dedicated to indentifying successful acquisition candidates within the aforementioned segments of the transportation and logistics sector and related industries.

Extensive Network of Relationships
      Through our management and directors, we believe that we have extensive contacts and sources from which to generate acquisition opportunities. These contacts and sources include public and private company contacts, contacts with significant industry consultants, advisors, attorneys, accounts and investment bankers, and private equity funds. We believe that our management, directors and special advisors have developed strong reputations within the transportation and logistics sector and related industries as a result of their operation of significant transportation enterprises and divisions, publishing of extensive logistics research, and involvement in significant industry transactions. In addition, our officers and directors intend to maintain ongoing positions with entities in the transportation and logistics sector and related industries.

Management Team Experience
      We believe that the combination of over 125 years of operating experience and extensive network of contacts in the transportation and logistics sector and related industries collectively possessed by our management team and directors should attract well-positioned prospective acquisition candidates.

James J. Martell, Chairman of the Board of Directors

•	Mr. Martell has 30 years of experience in the transportation and logistics sector and related industries.

•	Mr. Martell served as chief executive officer for SmartMail Services Inc., a high-volume shipper of flats and parcels for corporate mailings, from 1999 through 2004. SmartMail Services, Inc. was acquired by Deutsche Post AG in 2004.

•	Mr. Martell served as executive vice president of Americas for UTi Worldwide Inc., a publicly traded non-asset based global integrated logistics company, from 1993 to 1998.

•	Mr. Martell held the position of international vice president and chief executive officer of Burlington Air Express Canada from 1990 to 1993.

•	Mr. Martell served as general manager/senior manager of Federal Express Canada Limited, where he was responsible for creating Federal Express Corporation’s Canadian operation, from 1985 to 1989.

•	Mr. Martell served as regional manager for industrial engineering at Federal Express Corporation from 1979 to 1985, and he was station/city manager for United Parcel Service, Inc. from 1975 to 1979.

•	Mr. Martell is on the boards of two publicly traded transportation and logistics companies, Segmentz, Inc. and PBB Global Logistics, Inc., as well as several privately held companies and trade groups including Urban Express and the Postal Shippers Association.

Gregory E. Burns, CFA, Chief Executive Officer, President and Director

•	Mr. Burns has worked with companies in the transportation and logistics sector and related industries for over 10 years as an equity research analyst and consultant.

•	Mr. Burns has served as president of Blue Line Advisors, Inc., a strategic consulting firm that provides consulting services to companies in the transportation and logistics sector and related industries, since June 2005.

•	Mr. Burns served as a vice president and research analyst at J.P. Morgan Securities, Inc., responsible for research coverage of the trucking, rail and global logistics industries, from April 2001 to May 2005.

•	Mr. Burns was a director of Lazard, at the time a privately held investment bank, where he was responsible for research coverage of the airfreight and logistics sector, from February 1999 to April 2001.

•	Mr. Burns served as a vice president at Gerard Klauer Mattson, a private investment banking firm, where he was responsible for research coverage of the air freight and logistics industry, from February 1997 to February 1999.

•	Mr. Burns was a member of the Institutional Investor All-American Research Team in the Airfreight and Logistics category from 1998 to 2001.

•	Mr. Burns is a member of the board of directors of Superior Bulk Logistics Inc., a privately held tank truck carrier which is controlled by John J. Burns, Jr., his father and our special advisor.

Mitchel S. Friedman, Chief Financial Officer, Treasurer and Corporate Secretary

•	Mr. Friedman has nearly 10 years of experience working with members of the transportation and logistics sector and related industries as an investment banker focused on the sector.

•	Mr. Friedman has worked since 2005 as an independent consultant and a senior advisor for the transportation and logistics industry to Glocap Advisors LLC, a division of Glocap Funding LLC, a NASD registered broker-dealer.

•	Mr. Friedman was employed by J.P. Morgan Securities, Inc., and its predecessor companies, where he originated and executed financial transactions for clients in the transportation and logistics sector and related industries, from 1995 to 2004.

•	While at J.P. Morgan, Mr. Friedman was a vice-president in investment banking focusing on the global transportation industry from 2001 to 2004 and served as an associate from 1995 to 1997 and a vice president from 1997 to 2001 focusing on the global automotive industry.

•	Mr. Friedman was with The Chase Manhattan Bank, where he worked in Global Trade Finance, from 1988 to 1995.

Donald G. McInnes, Director

•	Mr. McInnes has over 35 years of experience in the transportation and logistics sector and related industries and has worked as a consultant since 1998.

•	Mr. McInnes served as chief operating officer of Burlington Northern Santa Fe Corporation, a publicly traded railroad, where he managed the integration of Burlington Northern and Santa Fe Pacific, from 1995 to 1997.

•	Mr. McInnes served as chief operating officer of Santa Fe Pacific from 1993 to 1995.

•	Mr. McInnes served in numerous capacities with Santa Fe Pacific from 1969 to 1989, including serving as vice president of Santa Fe Pacific, where he was responsible for forming the company’s intermodal business unit, from 1989 to 1992.

•	Mr. McInnes founded the Intermodal Association of North America (IANA) in 1989, and was elected the first chairman of the board.

Edward W. Cook, Director

•	Mr. Cook has over 20 years of experience in the transportation and logistics sector and related industries and in the finance and accounting fields.

•	Mr. Cook served as chief financial officer, senior-vice president, treasurer and director for Forward Air Corporation, a contractor to the air cargo industry, from September 1998 until May 2001.

•	Mr. Cook served as chief financial officer, senior-vice president and treasurer of Landair Services, Inc., a truckload and dedicated contract carrier, and its successor company, Landair Corporation, from September 1994 until June 2000, and was a director of Landair Services, Inc. from September 1994 until September 1998, when Landair Services, Inc. was separated into two public companies, Landair Corporation and Forward Air Corporation.

•	Mr. Cook served as a senior manager in the audit division of Ernst & Young from 1998 to 1994.

•	Mr. Cook served as controller for Ryder Temperature Controlled Carriage from 1986 to 1988.

•	Mr. Cook served as an independent director and audit committee chairman for SmartMail Services Inc. from 2003 to 2004.

Maurice Levy, Director

•	Mr. Levy has over 20 years of experience in the transportation and logistics sector and related industries.

•	Mr. Levy served as senior vice president, sales, marketing and new business ventures from 1995 to 2000, and senior vice president, sales, customer service and retail stores from 1990 to 1995 for Purolator Courier Limited, a Canadian overnight transportation company.

•	Mr. Levy was managing director of sales for Federal Express Corporation’s Canadian region from 1987 to 1990.

•	Mr. Levy held various sales and district management positions within Federal Express Corporation from 1979 to 1987.

Special Advisors
      In addition to our executive officers and board of directors, we will also have access to special advisors who have demonstrated experience in the financial and transportation and logistics sectors and related industries.
      John J. Burns, Jr. has over 35 years of experience in the transportation and logistics sector and related industries. Mr. Burns has served since 2004 as vice chairman of Alleghany Corporation, a diversified financial services and holding company with investments in companies operating in the insurance, rail transportation and mining industries, and previously served from 1993 to 2004 as chief executive officer and president of Alleghany Corporation.
      Mr. Burns also controls Superior Bulk Logistics Inc., a privately held tank truck carrier. Mr. Burns is the father of our chief executive officer and president, Gregory Burns.
      We expect to identify, from time to time, additional individuals to serve as special advisors if those individuals possess a level of experience within the financial or transportation and logistics sectors and related industries that we believe may be beneficial to us.

Industry Focus
      According to the 16th Annual State of Logistics Report released by the Council of Supply Chain Management Professionals in June 2005, total domestic transportation and logistics spending was approximately $1 trillion in 2004. Our initial business combination is expected to include but is not limited to the following segments within the transportation and logistics sector and related industries.

Expedited and ground shipping:
      Companies operating in the expedited and ground shipping sector traditionally own an array of aircraft and motor vehicles. Utilizing their own employees and assets as well as those of third-party contractors, these companies provide the collecting, sorting, and timely delivery of freight of all kinds both domestically and abroad.

Freight forwarding:
      Companies engaged in freight forwarding provide the services necessary to move freight both domestically and internationally. These services purchase cargo space from ocean vessels, motor carriers, airlines, and rail companies on a wholesale basis for resale to customers. Additional service offerings include tracking and tracing shipments and arranging for customs clearance of shipments, including the payment of duties.

Rail transportation:
      Traditional rail transportation companies own and operate short-line, regional, and national railroads, which provide transportation services mainly for commodities, including agricultural products, automotive, chemicals, coal, and industrial products.

Trucking:
      Private fleet trucking companies include both truckload and less-than-truckload operations. Truckload carriers dedicate an entire trailer to one customer from origin to destination. Less-than-truckload carriers pick up multiple shipments from multiple shippers on a single truck and then route the goods through terminals or service centers, where freight may be transferred to other trucks with similar destinations for delivery. Both segments are highly competitive and include thousands of carriers, none of which dominates the market.

Warehousing, distribution, and contract logistics:
      Warehousing and contract logistics companies manage all or a portion of their customer’s supply chains and delivery services. Typically, companies operating in this sector provide a wide range of services including storage, packing, labeling, inbound consolidation, stock management and control, and transport management.
Effecting a Business Combination

General
      We are not presently engaged in, and we will not engage in, any substantive commercial business for up to 24 months following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these to effect a business combination involving one or more operating businesses in the transportation and logistics sector and related industries. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, one or more operating businesses which do not need substantial additional capital but which desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies which may be financially unstable or in the early stages of development or growth.
      While we may seek to effect a business combination with more than one target business, which may be in different, but complementary transportation or logistics sectors, our initial business acquisition must be with one or more operating businesses whose fair market value is, collectively, at least equal to 80% of our net assets at the time of such acquisition.
      Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a vendor, prospective target business or other entity were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver.
      Typical target businesses will operate in fragmented markets, we believe leaving ample room for future market share gains which are independent of overall economic trends. In addition, we believe our target businesses will benefit from increased scale in the areas of information technology, purchasing power, and industry and customer diversification. We intend to pursue targets operating in fragmented transportation markets, where advantages accrue to increased scale, and where superior execution can increase market share independent of macroeconomic factors. Our management team will target a cross section of transportation and logistics companies, including both asset-and non-asset-based companies. Our management team will seek to reduce asset-intensity, expand the scale of operations, and reduce industry and customer specific dependence.
      We will seek to identify, approach, and close on target businesses through our own industry contacts and relationships, although we may also participate in formal auction processes conducted by investment bankers or brokers. Our principal strategy in sourcing our business combination will be to leverage the extensive relationships and networks of our management team and board members to identify and approach attractively valued privately-held companies. We will generally seek a controlling stake of a business in order that our management team can implement changes to the target business to improve growth rates, profitability and enhance overall valuation. Through our management team and board of directors, we believe that we have access to a wide network of investment bankers, commercial bankers, business brokers, private equity firms, hedge funds, consulting firms, public and private companies, attorneys, accountants and other third parties with business relationships. We believe that these skills, experiences and relationships give us an advantage in sourcing, structuring and consummating a business combination.

We have not identified any target businesses
      We do not have any specific business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business regarding a business combination. Subject to the requirement that our initial business combination must be with one or more operating businesses in the transportation and logistics sector and related industries that, individually or collectively, have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target businesses with which we may ultimately complete a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses
      We expect to utilize the extensive network of contacts within the transportation and logistics sector and related industries maintained by our officers and directors, initial stockholders and special advisors as our primary means to identify and solicit prospective target businesses. We believe that through their ongoing involvement in the transportation and logistics sector and related industries, they are well positioned to identify attractive acquisition candidates. We may also review prospective target businesses brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors and their affiliates intend to solicit such proposals, and may also bring to our attention acquisition candidates. We do not anticipate receiving any unsolicited proposals with respect to business combinations with prospective target businesses until we have completed this offering. In addition, we will not evaluate any unsolicited proposals that we may receive with respect to any business combinations with prospective target businesses until we have completed this offering. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. In no event, however, will we pay any of our existing officers, directors, stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination
      Subject to the requirement that our initial business combination must be with one or more operating businesses that, individually or collectively, have a fair market value of at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. However, subject to fluctuations in the economy in general, and the transportation and logistics sector and related industries in particular, we currently intend to concentrate on prospective target businesses with historic or prospective annual revenues of between $100 million and $500 million, that are at or near profitability, and which have recent or potential earnings before interest, taxes, depreciation and amortization of between $8 million and $40 million, in each case assuming an acquisition value that is equivalent to the available net proceeds held in the trust account. We expect that our management will diligently review all of the proposals we receive with respect to prospective target businesses. In evaluating prospective target businesses, our management expects to consider, among other factors, the following:

•	financial condition and results of operation;

•	cash-flow potential;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry by competitors;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.
      The above factors reflect criteria that our management considers material when evaluating a prospective target business. These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination with one or more operating businesses will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating prospective target businesses, we intend to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.
      We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target businesses and their stockholders, as well as our own stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.
      The time and costs required to select and evaluate target businesses and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of prospective target businesses with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing directors, officers, stockholders or special advisors, or any of their respective affiliates, for services rendered to or in connection with a business combination.
      To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that such opinion will be included in our proxy solicitation materials furnished to our stockholders and that such independent investment banking firm will be a consenting expert.

Fair Market Value of Target Businesses
      The initial target businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target businesses have a sufficient fair market value or if a conflict of interest exists with respect to such determination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc., or NASD, with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target businesses have sufficient fair market value. We expect that any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert.

Possible lack of business diversification
      While we may seek to effect a business combination with more than one target business, which may be in different transportation or logistics sectors, our initial business acquisition must be with one or more operating businesses whose fair market value, individually or collectively, is at least equal to 80% of our net assets at the time of such acquisition. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including insufficient financing or the difficulties involved in consummating the contemporaneous acquisition of more than one operating company; therefore, it is possible that we will have the ability to complete a business combination with only a single operating business which may only have a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single or small number of operating businesses; or

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.
      In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.
      In addition, since our business combination may entail the contemporaneous acquisition of several operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’ management
      Although we intend to closely scrutinize the management of prospective target businesses when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our officers and directors, if any, in the target businesses cannot presently be stated with any certainty. While one or more of our officers and directors may remain associated with us in some capacity following a business combination, we cannot assure you that any of them will devote their full efforts to our affairs subsequent to a business combination.
      Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. We would expect such compensation to be comparable to compensation received by executives at like-sized companies operating in similar geographic regions and industry segments. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

      Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business. The ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.
      Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target businesses. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination
      Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.
      In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights
      At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the net proceeds in the trust account, inclusive of any interest but net of any taxes (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account, net of any taxes, the initial per-share conversion price would be approximately $7.24, or $0.76 less than the per-unit offering price of $8.00. However, to the extent an initial stockholder acquires shares during or after this offering, the average per-share cost of each of the shares held by that initial stockholder will likely be less than the per-share conversion price, after taking into account the $.0004 per share price paid by the initial stockholders for their initial shares. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both vote against a business combination, and, subsequently, exercise their conversion rights.

Liquidation if no business combination
      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the net proceeds in the trust account, inclusive of any interest but net of any taxes, plus any remaining net assets. Our initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. There will be no distribution from the trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.
      If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of any taxes, and claims of any creditors, the initial per-share liquidation price would be approximately $7.24, or $0.76 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We therefore cannot assure you that the actual per-share liquidation price will not be less than $7.24.
      If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.
      Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances, except as required by applicable law, will a stockholder have any right or interest of any kind to or in the trust account.

Amended and Restated Certificate of Incorporation
      Our Amended and Restated Certificate of Incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of a business combination (as such term is defined in our Amended and Restated Certificate of Incorporation). Specifically, our Amended and Restated Certificate of Incorporation provides, among other things, that:

•	we establish and maintain an Audit Committee composed of at least three (3) independent directors;

•	upon consummation of this offering, $72,400,000 of the offering proceeds shall be placed into the trust account, which proceeds may not be disbursed from the trust account except for the payment of taxes or in connection with a business combination or thereafter, upon our liquidation or as otherwise permitted in the Amended and Restated Certificate of Incorporation;

•	prior to the consummation of a business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate the business combination if approved and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•	if a business combination is approved and consummated, public stockholders who voted against the business combination may exercise their conversion rights and receive their pro rata share of the trust account;

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account;

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction other than the business combination;

•	we will enter into letter agreements with our initial stockholders setting forth certain terms and restrictions relating to this offering; and

•	the Audit Committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the Audit Committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Competition
      In identifying, evaluating and selecting target businesses, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay or threaten the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.
      Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.
      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target businesses. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target businesses are in high-growth industries.

Facilities
      We do not own any real estate or other physical properties materially important to our operation. Our headquarters are located at 330 Madison Avenue, Sixth Floor, New York, NY 10017. The office space for our headquarters is provided by Blue Line Advisors, Inc., a private company wholly-owned and controlled by our chief executive officer and president, Gregory Burns, pursuant to an administrative services agreement. Pursuant to the administrative services agreement, we are obligated to pay Blue Line Advisors, Inc. $7,500 per month for our office space, as well as other administrative support services. We believe that based upon rents and fees for similar services in the New York, NY area, that the fee charged by Blue Line Advisors, Inc. is at least as favorable as we could have obtained from an unaffiliated person. We believe that our office facilities are adequate for our business as it is presently conducted.
Employees
      We currently have three officers, two of whom are also members of our board of directors. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will depend upon the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.
Periodic Reporting and Audited Financial Statements
      We will register our units, common stock and warrants under the Securities Act of 1934, as amended, and will have reporting obligations thereunder, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.
      We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective businesses as part of the proxy solicitation materials sent to stockholders to assist them in assessing a business combination. Our management believes that the requirement of having available audited financial statements for the target businesses will not materially limit the pool of potential target businesses available for acquisition.
      We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Legal Proceedings
      To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies
      The following table compares and contrasts the terms of our offering and the terms of an offering by blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for a Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$72,400,000 of the net offering proceeds will be deposited into a trust account located at and maintained by The Bank of New York.	$67,500,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $72,400,000 of net offering proceeds held in trust will be invested in one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or tax exempt municipal bonds issued by governmental entities located within the United States.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial one or more operating businesses that we acquire must have, individually or collectively, a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately within the first 20 trading days following the earlier to occur of the exercise in full or expiration of the underwriters’ option to purchase up to 1,500,000 additional units to cover over-allotments, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. See “Description of Securities — Units.”	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to notify the company of his or her election to remain an investor. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities would be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The net proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT
Directors and Executive Officers
      Our current directors and executive officers are as follows:

Name	Age	Position

James J. Martell	51	Chairman of the Board of Directors
Gregory E. Burns, CFA	36	Chief Executive Officer, President and Director
Mitchel S. Friedman	41	Chief Financial Officer, Treasurer and Corporate Secretary
Donald G. McInnes	65	Director
Edward W. Cook	47	Director
Maurice Levy	48	Director
      James J. Martell has been the chairman of our board of directors since our inception. Mr. Martell has 30 years of experience in the transportation and logistics sector and related industries. Mr. Martell has served as an independent consultant to companies operating in the transportation and logistics sector and related industries from 2004 to the present. From 1999 through 2004, Mr. Martell served as chief executive officer for SmartMail Services, Inc., a high-volume shipper of flats and parcels for corporate mailings. In 2004, SmartMail was acquired by Deutsche Post AG, ending Mr. Martell’s tenure as chief executive officer. From 1993 to 1998, Mr. Martell served as executive vice president of Americas for UTi Worldwide Inc., a publicly traded non-asset based global integrated logistics company with gross revenues in excess of $500 million in 1998. From 1990 to 1993, Mr. Martell held the position of international vice president and chief executive officer of Burlington Air Express Canada. From 1985 to 1989, Mr. Martell served as general manager/senior manager of Federal Express Canada Limited, and its predecessor companies, where he managed the creation of Federal Express Corporation’s Canadian operation. From 1979 to 1985, Mr. Martell served as regional manager for industrial engineering at Federal Express Corporation, and from 1975 to 1979, he was station/city manager for United Parcel Service, Inc. Mr. Martell currently serves as a director of two publicly traded transportation and logistics companies, Segmentz, Inc. and PBB Global Logistics, Inc., as well as several privately held companies and trade groups including Urban Express and the Postal Shippers Association. Mr. Martell received his B.S. in Business Administration from Michigan Technological University and has completed coursework towards a Masters of Education from Brock University.
      Gregory E. Burns, CFA, has been our chief executive officer and president and a member of our board of directors since our inception. Mr. Burns has worked with companies in the transportation and logistics sector and related industries for over 10 years as an equity research analyst and consultant. Since June 2005, Mr. Burns has served as president of Blue Line Advisors, Inc., a strategic consulting firm that provides consulting services to companies in the transportation and logistics sector and related industries. From April 2001 to May 2005, Mr. Burns served as a vice president and research analyst at J.P. Morgan Securities, Inc., responsible for research coverage of the trucking, rail and global logistics industries. From February 1999 to April 2001, Mr. Burns was a director of Lazard, at the time a privately held investment bank, where he was responsible for research coverage of the airfreight and logistics sector. From February 1997 to February 1999, Mr. Burns served as a vice president at Gerard Klauer Mattson, a private investment banking firm, where he was responsible for research coverage of the air freight and logistics industry. From 1998 to 2002, Mr. Burns hosted a widely attended annual logistics conference. From 1998 to 2001, Mr. Burns was a member of the Institutional Investor All-American Research Team in the Airfreight and Logistics category. Mr. Burns is a member of the board of directors of Superior Bulk Logistics Inc., a privately held tank truck carrier which is controlled by John J. Burns, Jr., his father and our special advisor. Mr. Burns is also a member of the council of Supply Chain Management Professionals, a chartered financial analyst, a member of the Association for Investment Management and Research (AIMR), and a member of the New York Society of Security Analysts. Mr. Burns received his B.A. in Political Science from Trinity College.

      Mitchel S. Friedman has been our chief financial officer, treasurer and corporate secretary since our inception. Mr. Friedman has nearly 10 years of experience working with members of the transportation and logistics sector and related industries as an investment banker focused on the sector. Beginning in 2005, Mr. Friedman has worked as an independent consultant and a senior advisor for the transportation and logistics industry to Glocap Advisors LLC, a division of Glocap Funding LLC, a NASD registered broker-dealer. From 1995 to 2004, Mr. Friedman was employed by J.P. Morgan Securities Inc., and its predecessor J.P. Morgan companies, where he originated and executed financial transactions for clients in the transportation and logistics sector and related industries. While at J.P. Morgan, Mr. Friedman was a vice-president in investment banking focusing on the global transportation industry from 2001 to 2004 and served as a vice president focusing on the global automotive industry from 1997 to 2001. From 1995 to 1997, Mr. Friedman was an associate at J.P. Morgan focused on the global automotive industry. From 1988 to 1995, Mr. Friedman was with The Chase Manhattan Bank where he worked in Global Trade Finance. While with Chase Manhattan, Mr. Friedman originated and structured cross border trade finance solutions addressing his clients’ short and medium term financing needs. Mr. Friedman received his B.S. in Business Administration from Boston University and his M.B.A. in Finance from New York University.
      Donald G. McInnes has been a member of our board of directors since our inception. Mr. McInnes has over 35 years of experience in the transportation and logistics sector and related industries. Since 1998, Mr. McInnes has consulted on transportation and intermodal issues, first to Burlington Northern and Santa Fe (“BNSF”) Corporation, and then with his own consulting practice, McInnes Global Enterprise. From 1995 to 1997, Mr. McInnes served as chief operating officer of BNSF Corporation, a publicly traded railroad, where he managed the integration of Burlington Northern and Santa Fe Pacific. From 1993 to 1995, Mr. McInnes served as chief operating officer of Santa Fe Pacific. From 1989 to 1992, Mr. McInnes served as vice president of Santa Fe Pacific, where he was responsible for forming the company’s intermodal business unit. In 1989, Mr. McInnes founded the Intermodal Association of North America (IANA) and was elected the first chairman of the board. From 1969 to 1989, Mr. McInnes worked for the Santa Fe Railway Company. While at Santa Fe Railway, he served from 1988 to 1989 as vice president — administration where he conducted a comprehensive study of the company’s operations which resulting in a restructuring of the intermodal business. Prior to 1988, Mr. McInnes worked in almost every region served by Santa Fe, coordinating operations with increasing responsibility until 1988. Before joining Santa Fe Railway, Mr. McInnes served in the U.S. Air Force where he was promoted to Captain and awarded a bronze star before being assigned to the U.S. Army Transportation Engineering Agency. Mr. McInnes received his B.A. in Economics from Denison University and his M.S. in Transportation from Northwestern University.
      Edward W. Cook has been a member of our board of directors since inception. Mr. Cook has over 20 years of experience in the transportation and logistics sector and related industries and in the finance and accounting fields. Since 2002, Mr. Cook has served as chief managing member and majority owner of Performance Fire Protection, LLC, a regional provider of fire protection systems and related services. From 2003 to 2004, Mr. Cook served as an independent director and audit committee chairman for SmartMail Services Inc., a high-volume shipper of flat and parcels for corporate mailings. Mr. Cook served as chief financial officer, senior-vice president, treasurer and director for Forward Air Corporation, a contractor to the air cargo industry, from September 1998 until May 2001. Mr. Cook served as chief financial officer, senior-vice president and treasurer of Landair Services, Inc., a truckload and dedicated contract carrier, and its successor company, Landair Corporation, from September 1994 until June 2000, and was a director of Landair Services, Inc. from September 1994 until September 1998, when Landair Services, Inc. was separated into two public companies, Landair Corporation and Forward Air Corporation. During the last three years of Mr. Cook’s involvement with Forward Air Corporation, the company was recognized in the top 40 of the 200 Best Small Companies in America by Forbes Magazine. From 1988 to 1994, Mr. Cook served as a senior manager in the audit division of Ernst & Young. From 1986 to 1988, Mr. Cook served as controller for Ryder Temperature Controlled Carriage. Mr. Cook, who began his career as an auditor with Ernst & Young, is a certified public accountant and received his B.S. from Gardner-Webb University.

      Maurice Levy has been a member of our board of directors since our inception. Mr. Levy has over 20 years of experience in the transportation and logistics sector and related industries. Mr. Levy currently owns and operates Smart Ventures LP, a private consulting company wholly owned and controlled by Mr. Levy which offers sales, marketing and supply chain consulting services, with a particular emphasis on advising distressed companies. In addition, Mr. Levy has served as the senior vice president for charter sales for Executive Jet Management since November 2005. From 2002 to 2005, Mr. Levy served as senior vice president for sales and marketing of MAGNATRAX Corporation, which manufactures pre-engineered metal buildings and other engineered products and which operates MAGNATRAN, a flat bed carrier. At the time, MAGNATRAX was a holding of Onex Corporation. MAGNATRAX filed for Chapter 11 bankruptcy in 2003, and subsequently emerged from bankruptcy after a financial restructuring in 2004. From May 2000 until September 2000, Mr. Levy served as chief operating officer of EZ2GET.com, a web-based restaurant delivery company. Mr. Levy served as chief executive officer of EZ2GET.com from September 2000 until May 2001. Mr. Levy was retained by EZ2GET.com in connection with a proposed financial restructuring of the company. In connection with its restructuring, EZ2GET.com filed for Chapter 11 bankruptcy in 2001 during Mr. Levy’s tenure as chief executive officer. Subsequent to his departure in May 2001, EZ2GET.com was forced to liquidate as a result of financial and funding difficulties arising after September 11, 2001. Mr. Levy served as senior vice president, sales, marketing and new business ventures from 1995 to 2000, and senior vice president, sales, customer service and retail sales from 1990 to 1995 for Purolator Courier Limited, a Canadian overnight transportation company, which was a holding of Onex Corporation. From 1979 to 1990, Mr. Levy was employed by Federal Express Corporation. From 1987 to 1990, Mr. Levy was managing director of sales for Federal Express Corporation’s Canadian region. From 1979 to 1987, Mr. Levy held various sales and district management positions within Federal Express Corporation. Mr. Levy received his B.A. in Public Administration from the College of New Jersey.
Number and Terms of Directors
      Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Levy, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Martell and McInnes, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Messrs. Burns and Cook, will expire at the third annual meeting.
      These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition, although we cannot assure you that they will, in fact, be able to do so.
Committee of the Board of Directors
      Our Board of Directors has established an Audit Committee composed of three (3) independent directors, which reports to the Board of Directors. Messrs. Cook, Levy and McInnes serve as members of our Audit Committee. In addition, our Board of Directors has determined that Mr. Cook is an “audit committee financial expert” as that term is defined under Item 401 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits and adequacy of our accounting and control systems.
      In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee is required to be composed of at least three independent directors. For more information, see “Proposed Business — Amended and Restated Certificate of Incorporation.”
Executive Compensation
      No executive officer, director or initial stockholder, nor any affiliate thereof, has received any cash compensation for services rendered. We have, however, entered into an administrative services agreement with Blue Line Advisors, Inc., a private company wholly-owned and controlled by our chief executive officer and president, Gregory Burns, pursuant to which we have agreed to pay Blue Line Advisors, Inc. $7,500 per month for office space and administrative support services. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination, other than pursuant to our administrative services agreement with Blue Line Advisors, Inc. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement, or monitoring our compliance with the terms of this offering. In addition, since the role of our current management and directors subsequent to a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to our current management and directors prior to or after a business combination by any target businesses.
Special Advisors
      We also may consult from time-to-time with certain individuals who have demonstrated experience in the financial and transportation and logistics sectors and related industries, who we call our special advisors, with respect to evaluating potential target businesses and other matters relating to our operations. We have initially identified John Burns, Jr. as one of our special advisors.
      John J. Burns, Jr. has served since 2004 as vice chairman of Alleghany Corporation, a diversified financial services and holding company with investments in companies operating in the insurance, rail transportation and mining industries. Mr. Burns also controls Superior Bulk Logistics Inc., a privately held tank truck carrier. Previously, Mr. Burns served from 1993 to 2004 as chief executive officer of Alleghany Corporation. Mr. Burns is the father of our chief executive officer and president, Gregory Burns.
      We expect John Burns to play a limited role in identifying and evaluating prospective acquisition candidates. Mr. Burns has not been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and he is not currently affiliated with such an entity. Mr. Burns has no formal rights or duties as a special advisor and, other than obligations imposed on him as an initial stockholder, has no formal obligations to us.
      We may identify, from time to time, additional individuals to serve as special advisors if those individuals possess a level of experience within the financial or transportation and logistics sectors and related industries that we believe may be beneficial to us. We will not compensate individuals for service as special advisors, other than providing reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.
Code of Ethics
      We have adopted a code of ethics that applies to directors, officers and employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Conflicts of Interest
      Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, please see the previous section entitled “Management.”

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Since our directors own shares of our common stock which will be subject to lock-up agreements restricting their sale until six months after a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner.

•	We are currently a party to an administrative services agreement with Blue Line Advisors, Inc., a private company wholly-owned and controlled by our chief executive officer and president, Gregory Burns, pursuant to which we have agreed to pay Blue Line Advisors, Inc. $7,500 per month for office space and administrative support services.

•	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential business combination, our expenses could exceed the remaining proceeds not held in trust. Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if we incur such excess expenses. Specifically, our officers and directors may tend to favor potential business combinations with target businesses that offer to reimburse any expenses in excess of our available proceeds not held in trust.

•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.
      In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.
      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

      In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any fiduciary obligation arising from a relationship established prior to the establishment of a fiduciary relationship with us.
      Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. Gregory Burns has fiduciary obligations to Blue Line Advisors, Inc. and all of our officers and directors have fiduciary obligations to those companies on whose board of directors they may sit. To the extent that they identify business opportunities that may be suitable for those companies on whose board of directors they may sit, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies and any successors to such entities have declined to accept such opportunities.
      The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. In addition, in connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders.
      To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that such opinion will be included in our proxy solicitation materials furnished to our stockholders and that such independent investment banking firm will be a consenting expert.
      In addition, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.
Prior Share Issuances
      In September 2005, we issued 2,500,000 shares of our common stock to the individuals set forth below for approximately $1,000 in cash, at an average purchase price of approximately $.0004 per share, as follows:

	Number of
Name	Shares	Relationship to Us

James Martell	787,500	Chairman of the Board
Gregory Burns, CFA	787,500	Chief Executive Officer, President and Director
Mitchel Friedman	343,750	Chief Financial Officer, Treasurer and Corporate Secretary
Donald McInnes	62,500	Director
Edward Cook	62,500	Director
Maurice Levy	50,000	Director
John Burns, Jr.	31,250	Special Advisor
Charles Royce	375,000	Stockholder

      The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time subsequent to six months after the consummation of a business combination, pursuant to the terms of their respective lock-up agreements. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.
      Blue Line Advisor, Inc., a private company wholly-owned and controlled by our chief executive officer and president, Gregory Burns, has advanced a total of approximately $300,000 to us through a non-interest bearing loan, for payment of offering expenses on our behalf. In addition, to date Blue Line Advisors, Inc. has incurred approximately $50,000 of out-of-pocket expenses on our behalf in connection with this offering, which will be subject to such reimbursement as discussed below. The loan from Blue Line Advisors, Inc. will be payable without interest on the earlier of March 31, 2006 or the consummation of this offering. The loan will be repaid out of the net proceeds of this offering not being placed in trust. In connection with this offering, James Martell, our chairman, Gregory Burns, our chief executive officer and president, Mitchel Friedman, our chief financial officer, treasurer and corporate secretary, and Charles Royce, one of our initial stockholders, have advanced to Blue Line Advisors, Inc. through loans, collectively, a total of approximately $350,000, which Blue Line Advisors, Inc. has used to make its loan to us, and to pay a portion of the fees and expenses of this offering incurred on our behalf by Blue Line Advisors, Inc. In addition, we have agreed to reimburse Blue Line Advisors, Inc. and our initial stockholders for any out-of-pocket expenses incurred by them on our behalf in connection with this offering. Each of Messrs. Martell, Burns, Friedman and Royce’s loans to Blue Line Advisors, Inc. will be repaid at the time its loan to us is repaid, and any expenses incurred on our behalf in connection with this offering are reimbursed.
      We will reimburse our officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged, provided that no proceeds held in the trust account will be used to reimburse out-of-pocket expenses prior to a business combination.
      Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination, other than pursuant to our administrative services agreement with Blue Line Advisors, Inc.
      We intend to require that all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our non-interested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.
      We consider James Martell, Gregory Burns and Mitchel Friedman to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

PRINCIPAL STOCKHOLDERS
      The following table sets forth information regarding the beneficial ownership of our common stock as of November 1, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.
      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of
	Amount and Nature	Outstanding Common Stock
	of Beneficial
Name and Address of Beneficial Owner(1)	Ownership	Before Offering	After Offering

James Martell	787,500	31.50%	6.30%
Gregory Burns, CFA	787,500	31.50%	6.30%
Mitchel Friedman	343,750	13.75%	2.75%
Donald McInnes	62,500	2.50%	0.50%
Edward Cook	62,500	2.50%	0.50%
Maurice Levy	50,000	2.00%	0.40%
John Burns, Jr.(2)	31,250	1.25%	0.25%
Charles Royce(3)	375,000	15.00%	3.00%
All directors and executive officers as a group (6 individuals)	2,093,750	83.75%	16.75%

(1)	Unless otherwise noted, the business address of each of the following is 330 Madison Avenue, Sixth Floor, New York, NY 10017.

(2)	C/O Alleghany Corporation, 161 Cherry Street, New Canaan, CT 06840.

(3)	C/ O Royce & Associates, LLC, 1414 Avenue Of The Americas, New York NY 10019.

      Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, other than approval of the initial business combination.
      In addition, if we increase the size of the offering pursuant to Rule 462(b)under the Securities Act, we may effect a stock dividend in such amount to maintain the initial stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering.
      All of the shares of our common stock outstanding prior to the date of this prospectus will be subject to lock-up agreements between us, the holders of the shares and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., restricting the sale of such shares until the earlier of six months following a business combination and our liquidation; however, no such restrictions will apply to any shares of our common stock acquired in connection with or following this offering. During the lock-up period, the initial stockholders will not be able to sell or transfer their shares of common stock owned prior to the date of this prospectus except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including without limitation, the right to vote their shares of common stock. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

      Our initial stockholders have agreed with us that after this offering is completed and within the first sixty trading days after the separate trading of the warrants has commenced, they will collectively purchase up to $1,715,000 of warrants (approximately 1,429,166 warrants, assuming a $1.20 per warrant purchase price) in the public marketplace at prices not to exceed $1.20 per warrant. The dollar amount of each initial stockholder’s individual commitment is set forth below:

Name	Commitment

James Martell	$225,000
Gregory Burns, CFA	$225,000
Mitchel Friedman	$50,000
Donald McInnes	$50,000
Edward Cook	$50,000
Maurice Levy	$15,000
John Burns, Jr.	$100,000
Charles Royce	$1,000,000
      Each initial stockholder’s purchase commitment will be implemented pursuant to an irrevocable order placed by him with BB&T Capital Markets, a division of Scott & Stringfellow, Inc., which will agree to fill the order in such amounts and at such times as it may determine in its sole discretion. Each initial stockholder has further agreed that any warrants purchased by him or his affiliates or designees will not be sold or transferred until the earlier of the completion of a business combination or the distribution of the trust account to our public stockholders. These additional warrant purchases, if any, would serve to align the interests of the initial stockholders more closely with those of the public stockholders and warrantholders by placing more of the initial stockholders’ capital at risk.
      The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.
      In addition, in connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders.
DESCRIPTION OF SECURITIES
General
      We are authorized to issue 400,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 2,500,000 shares of common stock are outstanding, held by eight recordholders and no shares of preferred stock are outstanding.
Units
      Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin separate trading on a voluntary basis 20 days after the earlier of the expiration of the underwriters’ option to purchase up to 1,500,000 additional units to cover over-allotments, and the exercise in full by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet following the consummation of this offering. The audited balance sheet will reflect the proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. In addition, we will file a subsequent Current Report on Form 8-K in the event a material portion of the over-allotment option is exercised subsequent to the filing of our initial Current Report on Form 8-K.
Common stock
      Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, they may cast votes with respect to any shares of common stock acquired in connection with or following this offering in any manner as they may determine in their discretion. As a result, an initial stockholder who acquires shares during or after this offering may vote against the proposed business combination with respect to those shares, and retain the right to exercise the conversion rights attributable to such shares in the event that a business combination transaction is approved by a majority of our public stockholders. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other matters that come before a vote of our stockholders.
      We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.
      Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. For more information, see the section entitled “Management.” There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
      If we are forced to liquidate prior to a business combination, our public stockholders are entitled to a pro rata share of the trust account, inclusive of any interest (net of any taxes), and any net assets remaining available for distribution to them after payment of liabilities. The initial stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.
      Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro ratashare of the trust account if they vote against the initial business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.
Preferred stock
      Our Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on the initial business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
      No warrants are currently outstanding. Each warrant offered hereby entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	, 2006.
      The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send notice of redemption to warrant holders.
      We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.
      The warrants will be issued in registered form under a warrant agreement between The Bank of New York, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.
      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
      No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered under the Securities Act of 1933 or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.
      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
Dividends
      We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent and Warrant Agent
      The transfer agent for our securities and warrant agent for our warrants is The Bank of New York, located at 101 Barclay Street (11E), New York, NY 10286.
Shares Eligible for Future Sale
      Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act of 1933. All of the remaining 2,500,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for re-sale under Rule 144 prior to September 22, 2006. Notwithstanding this, all of those shares are subject to lock-up agreements and will not be transferable until the earlier of six months following a business combination or our liquidation and will only be transferred prior to that date in certain limited circumstances.
Rule 144
      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal approximately 125,000 shares immediately after this offering (or approximately 140,000 shares if the underwriters exercise their over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)
      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales
      The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.
Registration Rights
      The holders of our 2,500,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights any time subsequent to six months after the consummation of a business combination, pursuant to the terms of their respective lock-up agreements. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.
Global Clearance and Settlement
      We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of DTC. Each global security will be issued only in fully registered form.
      You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Definition of a Global Security
      A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.
      The financial institution that acts as the sole direct holder of a global security is called the “Depositary.” Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.
      Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special Investor Considerations for Global Securities
      As an indirect holder, an investor’s rights relating to the global security will be governed by the account rules of the investor’s financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.

•	An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

•	Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name;

•	Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities;

•	The investor will be a “street name” holder and must look to his or her own bank or broker for payments on our securities and protection of his or her legal rights relating to our securities;

•	The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

•	DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global securities. We have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC
      DTC has informed us that:
      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
      DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transaction between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.
      DTC’s rules are on file with the SEC.
      DTC’s records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

UNDERWRITING
      In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which BB&T Capital Markets, a division of Scott & Stringfellow, Inc., is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Number
of
Underwriters	Units

BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
EarlyBirdCapital, Inc.
Brean Murray & Co., Inc.
Total
      A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.
State Blue Sky Information
      We will offer and sell the units to retail customers only in Colorado, Delaware, District of Columbia, Florida, Hawaii, Illinois, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have relied on an exemption or we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).
      If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.
      Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•	Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.
      Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings and fees have been submitted:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, Nebraska, New Hampshire, Ohio, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

      As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes, rules or regulations with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.
      Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.
      Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the registration of the units, common stock and warrants in these states or the availability of another applicable exemption from the state’s registration requirements:

•	immediately in Colorado, District of Columbia, Illinois, Ohio, Rhode Island and Tennessee;

•	commencing 90 days after the date of this prospectus in Nevada; and

•	commencing 180 days after the date of this prospectus in Alabama.
Pricing of Securities
      We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $           per unit and the dealers may reallow a concession not in excess of $           per unit to other dealers.
      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.
      However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option
      We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
Commissions and Discounts
      The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option

Public Offering Price	$8.00	$80,000,000	$92,000,000
Discount	$.50	$5,000,000	$5,750,000

Proceeds Before Expenses(1)	$7.50	$75,000,000	$86,250,000

(1)	The offering expenses are estimated to be $630,000.
Regulatory Restrictions on Purchase of Securities
      Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
      Stabilization and syndicate covering transactions may cause the price of the securities to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
      Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms
      Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.
Indemnification
      We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.
LEGAL MATTERS
      The validity of the securities offered in this prospectus are being passed upon for us by Sutherland Asbill & Brennan LLP, Washington, D.C. Greenberg Traurig, LLP, McLean, Virginia, is acting as counsel for the underwriters in this offering.
EXPERTS
      The financial statements of Global Logistics Acquisition Corporation at September 22, 2005 and for the period from September 1, 2005 (date of inception) through September 22, 2005 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report, which includes an explanatory paragraph relating to our ability to continue as a going concern, of Eisner LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

GLOBAL LOGISTICS ACQUISITION CORPORATION
(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Global Logistics Acquisition Corporation
      We have audited the accompanying balance sheet of Global Logistics Acquisition Corporation (a development stage company) (the “Company”) as of September 22, 2005 and the related statements of operations, stockholders’ equity and cash flows for the period from September 1, 2005 (date of inception) through September 22, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Logistics Acquisition Corporation as of September 22, 2005 and the results of its operations and its cash flows for the period from September 1, 2005 (date of inception) through September 22, 2005 in conformity with U.S. generally accepted accounting principles.
      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has generated no revenue, its business plan is dependent on completion of a financing and the Company has a negative working capital position of $75,000 as of September 22, 2005. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Eisner LLP
New York, New York
September 23, 2005

GLOBAL LOGISTICS ACQUISITION CORPORATION
(a development stage company)
Balance Sheet

September 22, 2005

ASSETS
Current assets:
Cash	$276,000
Deferred offering costs	75,000

Total assets	$351,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts Payable — related party	$50,000
Accrued Expenses	1,000
Note Payable — related party	300,000

Total current liabilities	351,000

Commitment and contingencies (Note F)
STOCKHOLDERS’ EQUITY
Common stock — $.0001 par value; 400,000,000 shares authorized; 2,500,000 issued and outstanding	250
Preferred stock — $.0001 par value; 1,000,000 shares authorized; none issued and outstanding	0
Additional paid-in capital	750
Deficit accumulated during the development stage	(1,000)

Total stockholders’ equity	0

Total liabilities and stockholders’ equity	$351,000

See notes to financial statements

GLOBAL LOGISTICS ACQUISITION CORPORATION
(a development stage company)
Statement of Operations

September 1, 2005
(Date of Inception)
Through September 22,
2005

Formation and operating costs	$1,000

Net loss for the period	$(1,000)

Weighted average number of shares outstanding	$113,636

Net loss per share	$0.00

See notes to financial statements

GLOBAL LOGISTICS ACQUISITION CORPORATION
(a development stage company)
Statement of Stockholders’ Equity

				Deficit
				Accumulated
	Common Stock		Additional	During the
			Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance — September 1, 2005 (date of inception)
Shares issued to founders on September 22, 2005	2,500,000	$250	$750		$1,000
Net loss for the period ended September 22,2005				$(1,000)	(1,000)

Balance — September 22, 2005	2,500,000	$250	$750	$(1,000)	$0

See notes to financial statements

GLOBAL LOGISTICS ACQUISITION CORPORATION
(a development stage company)
Statement of Cash Flows

September 1, 2005
(Date of Inception)
Through
September 22, 2005

Cash flows from operating activities:
Net loss	$(1,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accounts Payable — related party	50,000
Accrued Expenses	1,000

Net cash provided by operating activities	50,000

Cash flows from financing activities:
Proceeds from note payable to Blue Line Advisors, Inc.	300,000
Proceeds from sale of shares of common stock to founders	1,000
Deferred offering costs	(75,000)

Net cash provided by financing activities	226,000

Net increase in cash	276,000
Cash — beginning of period	0

Cash — end of period	$276,000

See notes to financial statements

GLOBAL LOGISTICS ACQUISITION CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
September 22, 2005

NOTE A —	ORGANIZATION AND BUSINESS OPERATIONS; GOING CONCERN CONSIDERATION
      Global Logistics Acquisition Corp. (the “Company”) was incorporated in Delaware on September 1, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in transportation, logistics and related industries through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.
      The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C — Proposed Offering), although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward consummating a business combination with (or acquisition of) one or more operating businesses in the transportation sector (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the proposed offering, at least ninety percent (90.5%) of the gross proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested in money market funds composed of securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the proposed offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.
      In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the proposed offering, or 24 months from the consummation of the proposed offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the initial stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the proposed offering discussed in Note C).
      Going concern consideration — As indicated in the accompanying financial statements, at September 22, 2005, the Company had $276,000 in cash and a working capital deficiency of $75,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a proposed offering. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue operations as a going concern. The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.

GLOBAL LOGISTICS ACQUISITION CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Loss per common share:
      Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[2]	Use of estimates:
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3]	Income taxes:
      Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.
      The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $340. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at September 22, 2005.
      The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

[4]	Deferred offering costs:
      Deferred offering costs consist of legal and accounting fees incurred through the balance sheet date that are related to the proposed offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.
NOTE C — PROPOSED OFFERING
      The proposed offering calls for the Company to offer for public sale up to 10,000,000 units (“Units”) (excluding 1,500,000 units pursuant to the underwriter’s over-allotment option). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one redeemable common stock purchase warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the effective date of the proposed offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring five years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. All of the Company’s initial stockholders will be granted certain registration rights.

GLOBAL LOGISTICS ACQUISITION CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS — (Continued)
NOTE D — ACCOUNTS PAYABLE AND STOCKHOLDER NOTE PAYABLE
      Blue Line Advisors, Inc. (“Blue Line”), a private company wholly-owned and controlled by the Company’s chief executive officer and president, Gregory Burns, has advanced to the Company a total of $350,000, which was used to pay a portion of the expenses of this proposed offering including the SEC registration fee, NASD registration fee, legal and accounting fees and expenses. This advance was made in two installments: 1) a $50,000 direct payment for pre-offering expenses, reflected as an accounts payable to Blue Line and 2) a $300,000 unsecured promissory note issued to Blue Line. The note is non-interest bearing and is payable on the earlier of March 31, 2006 or the consummation of the proposed offering. Due to the related party short-term nature of the note, the estimated fair value of the note is not reasonably determinable.
NOTE E — RELATED PARTY TRANSACTIONS
      In connection with the proposed offering, James Martell, chairman, Gregory Burns, chief executive officer and president, Mitchel Friedman, chief financial officer, treasurer and corporate secretary, and Charles Royce, one of the Company’s initial stockholders, have advanced to Blue Line through loans, collectively, a total of $350,000, which Blue Line has used to make its loan to the Company, and to pay a portion of the fees and expenses of the proposed offering incurred on our behalf by Blue Line. In addition, the Company has agreed to reimburse Blue Line and the Company’s initial stockholders for any out-of-pocket expenses incurred on behalf in connection with the proposed offering. To date, Blue Line has incurred $50,000 of out-of-pocket expenses on behalf of the Company in connection with this proposed offering, which will be subject to such reimbursement. Each of Messrs. Martell, Burns, Friedman and Royce’s loans to Blue Line will be repaid at the time its loan to the Company is repaid, and its expenses incurred on behalf of the Company in connection with this proposed offering are reimbursed.
      The Company has agreed to pay Blue Line $7,500 per month for office space and administrative support services upon consummation of the proposed offering. Upon the earlier of the completion of a business combination or the liquidation, the Company will not be required to pay these monthly fees.
NOTE F — COMMITMENT AND CONTINGENCIES
      In connection with the proposed offering, the Company has committed to pay a 6.25% fee of the gross offering proceeds to the underwriters at the closing of the proposed offering. In addition, the Company’s initial stockholders, have agreed that upon completion of the proposed offering and within the first sixty trading days after the separate trading of the Warrants has commenced, they or certain of their affiliates will collectively purchase up to $1,715,000 of warrants (approximately 1,429,167 warrants, at assuming a $1.20 per warrant purchase price) in the public market at prices not to exceed $1.20 per warrant. The initial shareholders have further agreed that any Warrants purchased by them or their affiliates will not be sold or transferred until the earlier of the completion of a Business Combination and the distribution of the Trust Account to the public stockholders.

      Until                     , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
      No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.
$80,000,000
Global Logistics Acquisition Corporation
10,000,000 Units
PROSPECTUS

BB&T Capital Markets	EarlyBirdCapital, Inc.
Brean Murray & Co., Inc.
                    , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee	$19,000
NASD Filing Fee	36,000
Accounting Fees and Expenses	50,000
Printing and Engraving Expenses	60,000
Legal Fees and Expenses	400,000
Blue Sky Services and Expenses	50,000
Miscellaneous(1)	15,000

Total	$630,000

(1)	This amount represents additional expenses that may be incurred by the Company or Underwriters in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.
      Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
      “Section 145. Indemnification of officers, directors, employees and agents; insurance.
      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
      (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
      (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      Paragraph B. of Article Eighth of our amended and restated certificate of incorporation provides:
      “The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.”
      Article VII of our Bylaws provides for indemnification of any of our present or former directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.
      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.
      (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

James Martell	787,500
Gregory Burns, CFA	787,500
Mitchel Friedman	343,750
Donald McInnes	62,500
Edward Cook	62,500
Maurice Levy	50,000
John Burns, Jr.	31,250
Charles Royce	375,000
      Such shares were issued on September 22, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act, as they were sold to sophisticated, wealthy individuals who were each accredited investors, as defined in Rule 501(a) of the Securities Act. The shares issued to the individuals and entities above were sold for a aggregate offering price of approximately $1,000 at an average purchase price of approximately $.0004 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.
      (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation**
3.2	By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement to be entered into by and between The Bank of New York and the Registrant*
5.1	Opinion of Sutherland Asbill & Brennan LLP*
10.1	Form of Letter Agreement to be entered into by and between the Registrant and each of the Initial Stockholders*
10.2	Form of Letter Agreement to be entered into by and between BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and each of the Initial Stockholders*
10.3	Form of Lock-up Agreement to be entered into by and between BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and each of the Initial Stockholders*
10.4	Form of Stock Transfer Agency Agreement to be entered into by and between The Bank of New York and the Registrant*
10.5	Form of Trust Account Agreement to be entered into by and between The Bank of New York and the Registrant*
10.6	Promissory Note
10.7	Form of Registration Rights Agreement to be entered into by and among the Registrant and each of the Initial Stockholders*
10.10	Form of Warrant Purchase Commitment Agreement to be entered into by and between the Registrant and each of the Initial Stockholders*

Exhibit No.	Description

10.11	Administrative Services Agreement to be entered into by and between the Registrant and Blue Line Advisors, Inc.
14.1	Code of Ethics*
23.1	Consent of Eisner LLP
23.2	Consent of Sutherland Asbill & Brennan LLP (incorporated by reference from Exhibit 5.1)*
24	Power of Attorney**
99.1	Audit Committee Charter*

*	To be filed by amendment.

**	Previously filed in connection with Global Logistics Acquisition Corporation’s registration statement on Form S-1 (File No. 333-128591) filed on September 26, 2005.

Item 17.	Undertakings.
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      (d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on November 2, 2005.

Global Logistics Acquisition Corporation

By:	/s/ Gregory E. Burns

Gregory E. Burns, CFA
Chief Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

* James J. Martell	Chairman of the Board of Directors	November 2, 2005

/s/ Gregory E. Burns Gregory E. Burns, CFA	Chief Executive Officer, President and Director (Principal Executive Officer)	November 2, 2005

/s/ Mitchel S. Friedman Mitchel S. Friedman	Chief Financial Officer, Treasurer and Corporate Secretary (Principal Accounting and Financial Officer)	November 2, 2005

* Edward W. Cook	Director	November 2, 2005

* Maurice Levy	Director	November 2, 2005

* Donald G. McInnes	Director	November 2, 2005

*	Signed by Gregory E. Burns pursuant to a power of attorney signed by each individual on September 23, 2005 and filed with this Registration Statement on September 26, 2005.